Preliminary Pricing Supplement (To the Prospectus dated August 31, 2010, Prospectus Supplement dated May 27, 2011)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Pricing Supplement dated December 6, 2011

$[—]

Notes linked to the Barclays Capital Commodity Based Alpha Trading

Strategy VOLT 5% Total Return Index and the Barclays Capital

Commodity Strategy 1599 Total Return Index

due January 10, 2013

Global Medium-Term Notes, Series A, No. C-352

Terms used in this preliminary pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer	Barclays Bank PLC

Initial Valuation Date	December 7, 2011[1]

Issue Date	December 12, 2011

Final Valuation Date†	January 7, 2013[2] In the case of Holder Redemption, the Final Valuation Date will be deemed to be the valuation date designated in the notice of redemption. In the case of Issuer Redemption, the Final Valuation Date will be deemed to be the third Scheduled Trading Day prior to the Redemption Date. If an Early Redemption Intraday Trigger Event occurs, the Final Valuation Date will be accelerated to the Intraday Trigger Event Day as further described below and herein.

Maturity Date	January 10, 2013[3] (resulting in a term to maturity of approximately 13 months)

Denominations	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Interest	We will not pay you interest during the term of the Notes.

Total Fees	Note that your payment at maturity or upon redemption will be reduced by the Index Fees and the Custodian Fee as described below.

Index Fees	Your payment at maturity or upon redemption will be reduced by the ComBATS Fee Percentage of 1.25% per annum and the Timing Arbitrage Fee Percentage of 1.6% per annum.

Custodian Fee	Your payment at maturity or upon redemption will be reduced by the custodian fee of 0.10%.

Reference Asset	An equally-weighted basket (the “Basket”) comprised of the Barclays Capital Commodity Based Alpha Trading Strategy VOLT 5% Total Return Index and the Barclays Capital Commodity Strategy 1599 Total Return Index as further described below and in “Description of the Reference Asset” herein:

Index	Index Sponsor	Bloomberg Ticker	Weighting
Barclays Capital Commodity Based Alpha Trading Strategy VOLT 5% Total Return Index (“ComBATS Index”)	Barclays Capital, a division of Barclays Bank PLC or any successor	BCCV015T <Index>	50%

Barclays Capital Commodity Strategy 1599 Total Return Index (“Timing Arbitrage Index”)	Barclays Capital, a division of Barclays Bank PLC or any successor	BXCS1599 <Index>	50%

Payment at Maturity or upon Redemption as a result of Holder Redemption or Issuer Redemption	If an Early Redemption Intraday Trigger Event has not occurred at any time, and (i) if you hold your Notes to maturity (the “Payment at Maturity”) or (ii) upon redemption as a result of Holder Redemption (the “Holder Redemption Amount”) or Issuer Redemption (the “Issuer Redemption Amount”), you will receive a cash payment (if any) determined as follows:

If the Final Basket Level (which will have been reduced by the Index Fees and the Custodian Fee) is greater than, less than or equal to the Initial Basket Level, you will receive a cash payment that provides you with a return per $1,000 principal amount Note equal to the Basket Return. Under no circumstances will the payment at maturity be less than $0.00. Accordingly, if the basket return is a positive or negative percentage or 0%, your payment per $1,000 principal amount Note will be calculated as follows:

$1,000 + [$1,000 × Basket Return]

You may lose some or all of your investment at maturity or upon redemption. Due to the deduction of the Index Fees and the Custodian Fee from the calculation of the Final Basket Level, you will be more than fully exposed to any declines in the level of either Index and will not be fully exposed to any increase in the level of either Index.

Any payment on the Notes is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

Payment upon Redemption as a result of an Early Redemption Intraday Trigger Event

Upon redemption as a result of the occurrence of an Early Redemption Intraday Trigger Event, you will receive a cash payment (if any) (“Intraday Trigger Redemption Amount”) on the Redemption Date (or the Maturity Date, if such Early Redemption Intraday Trigger Event occurs on the Final Valuation Date) determined as follows:

If the Early Redemption Basket Level (which will have been reduced by the Index Fees and the Custodian Fee) is greater than, less than or equal to the Initial Basket Level, you will receive a cash payment that provides you with a return per $1,000 principal amount Note equal to the Early Redemption Basket Return. Under no circumstances will the payment upon early redemption be less than $0.00. Accordingly, if the Early Redemption Basket Return is a positive or negative percentage or 0%, your payment per $1,000 principal amount Note will be calculated as follows:

$1,000 + [$1,000 × (Early Redemption Basket Return]

You may lose some or all of your investment upon redemption. Due to the deduction of the Index Fees and the Custodian Fee from the calculation of the Early Redemption Intraday Basket Level, you will be more than fully exposed to any declines in the level of either Index and will not be fully exposed to any increase in the level of either Index. Note that you may receive an Intraday Trigger Redemption Amount that is less than, and possibly significantly less than, 50% of the principal amount of your Notes. Note that in no event will be payment at maturity be less than 0%

Any payment on the Notes is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

Initial Basket Level	Set equal to 100 on the Initial Valuation Date.

Basket Return	The performance of the basket from the Initial Basket Level to the Final Basket Level (as reduced by the Index Fees and the Custodian Fee), calculated as follows and expressed as a percentage:

Final Basket Level	The Final Basket Level will be calculated as follows: 100 × [(ComBATS Return × 50%) + (Timing Arbitrage Return × 50%) – Custodian Fee]

ComBATS Return

Where:

“ComBATSFinal” = the closing level of the ComBATS Index on the Final Valuation Date (or the deemed Final Valuation Date in the case of Holder Redemption or Issuer Redemption)[4] (the “Final Level of the ComBATS Index”);

“ComBATSInitial” = the closing level of the ComBATS Index on the Initial Valuation Date, which is [                    ] (the “Initial Level of the ComBATS Index”);

“No. of Daysx” = the actual number of days from but excluding the Initial Valuation Date to and including the Final Valuation Date, which is 397[3], or the applicable deemed Final Valuation Date with respect to Holder Redemption or Issuer Redemption, as the case may be; and

“ComBATS Fee Percentage” = 1.25% per annum

Timing Arbitrage Return

Where:

“Timing ArbitrageFinal” = the closing level of the Timing Arbitrage Index on the Final Valuation Date (or the deemed Final Valuation Date in the case of Holder Redemption or Issuer Redemption)[4] (the “Final Level of the Timing Arbitrage Index”);

“Timing ArbitrageInitial” = the closing level of the Timing Arbitrage Index on the Initial Valuation Date, which is [                     ] (the “Initial Level of the Timing Arbitrage Index”);

“No. of Daysx” = the actual number of days from but excluding the Initial Valuation Date to and including the Final Valuation Date, which is 397[3], or the applicable deemed Final Valuation Date with respect to Holder Redemption or Issuer Redemption, as the case may be; and

PPS-2

“Timing Arbitrage Fee Percentage” = 1.60% per annum

ComBATS Intraday Return

Where:

“ComBATSIntraday” = the intraday level of the ComBATS Index on the Intraday Trigger Event Day (the “Final Intraday Level of the ComBATS Index”), as determined by the calculation agent, in its sole discretion and acting in good faith(i) determined by the calculation agent in its sole discretion and acting in good faith, on the basis of the latest available quotations for the intraday prices of the relevant underlying commodities for the ComBATS Index and in accordance with the methodology described herein under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices” (the “intraday prices”) and (ii) as determined as soon as commercially possible following the occurrence of an Early Redemption Intraday Trigger Event;

“ComBATSInitial” = the closing level of the ComBATS Index on the Initial Valuation Date, which is [                    ] (the “Initial Level of the ComBATS Index”);

“No. of Daysx” = the actual number of days from and including the Initial Valuation Date to but excluding the Intraday Trigger Event Day; and

“ComBATS Fee Percentage” = 1.25% per annum

Note that the Final Intraday Level of the ComBATS Index determined by the Calculation Agent for the purpose of determining whether an Early Redemption Intraday Trigger Event has occurred may differ from the Final Intraday Level of the ComBATS Index determined by the Calculation Agent for the purpose of determining the Intraday Trigger Event Amount. See “Early Redemption Intraday Trigger Event” and “Intraday Indicative Value of the Notes” on the cover page.

Timing Arbitrage Intraday Return

Where:

“Timing ArbitrageIntraday” = the intraday level of the Timing Arbitrage Index on the Intraday Trigger Event Day (the “Final Intraday Level of the Timing Arbitrage Index”), as determined by the calculation agent, in its sole discretion and acting in good faith(i) determined by the calculation agent in its sole discretion and acting in good faith, on the basis of the latest available quotations for the intraday prices of the relevant underlying commodities for the Timing Arbitrage Index and in accordance with the methodology described herein under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices” (the “intraday prices”) and (ii) as determined as soon as commercially possible following the occurrence of an Early Redemption Intraday Trigger Event;

“Timing ArbitrageInitial” = the closing level of the Timing Arbitrage Index on the Initial Valuation Date, which is [                    ] (the “Initial Level of the Timing Arbitrage Index”);

“No. of Daysx” = the actual number of days from and including the Initial Valuation Date to but excluding the Intraday Trigger Event Day; and

“Timing Arbitrage Fee Percentage” = 1.60% per annum

Note that the Final Intraday Level of the Timing Arbitrage Index determined by the Calculation Agent for the purpose of determining whether an Early Redemption Intraday Trigger Event has occurred may differ from the Final Intraday Level of the Timing Arbitrage Index determined by the Calculation Agent for the purpose of determining the Intraday Trigger Event Amount. See “Early Redemption Intraday Trigger Event” and “Intraday Indicative Value of the Basket” on the cover page. Note that in no event will be payment at maturity be less than 0%

Early Redemption Intraday Basket Level

The Early Redemption Intraday Basket Level and Intraday Indicative Value of the Basket will be calculated as follows:

100 × [(ComBATS Intraday Return × 50%) + (Timing Arbitrage Intraday Return × 50%) – Custodian Fee]

Note that the Final Intraday Level of the ComBATS Index a Fund the Final Intraday Level of the Timing Arbitrage Index determined by the Calculation Agent for the purpose of determining whether an Early Redemption Intraday Trigger Event has occurred may differ from the Final Intraday Level of the ComBATS Index and the Final Intraday Level of the Timing Arbitrage Index determined by the Calculation Agent for the purpose of determining the Intraday Trigger Event Amount. See “Early Redemption Intraday Trigger Event” on the cover page and herein.

Early Redemption Intraday Basket Return

For the purpose of calculating the Intraday Trigger Redemption Amount in the event that an Early Redemption Intraday Trigger Event has occurred, the Early Redemption Intraday Basket Return is the performance of the Basket from the Initial Basket Level to the Early Redemption Intraday Basket Level (as reduced by the Index Fees and the Custodian Fee), calculated as follows and expressed as a percentage:

Early Redemption Intraday Trigger Event

At any time prior to the Maturity Date (including without limitation the Final Valuation Date) following the occurrence of an Early Redemption Intraday Trigger Event, we may, but are not obligated to, redeem the Notes in whole (but not in part). An “Early Redemption Intraday Trigger Event” will occur when the Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the Custodian Fee) is less than 50% of the Initial Basket Level at any time during the term of the Notes.

PPS-3

Within three business days of the determination of the Intraday Trigger Redemption Amount, we will deliver a written notice (the “Intraday Trigger Redemption Notice”) to the Depositary Trust Company (“DTC”) specifying the Intraday Trigger Event Day and the relevant intraday prices that were used by the calculation agent to determine the occurrence of an Early Redemption Intraday Trigger Event and to calculate the Intraday Trigger Redemption Amount. The Intraday Trigger Redemption Amount will be the amount which will be payable to you on the Intraday Trigger Redemption Date.

Intraday Indicative Value of the Basket	The “Intraday Indicative Value” of the Basket (including the deduction of the Index Fees and the Custodian Fee) will be determined by the calculation agent, in its sole discretion and acting in good faith and in a commercially reasonable manner, on the basis of the latest available quotations for the intraday prices of the relevant underlying commodities underlying the Index Components and in accordance with the methodology described herein under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices” and the methodology described on the cover page under “Early Redemption Intraday Basket Level.”

Intraday Trigger Event Day	Any day on which an Early Redemption Intraday Trigger Event occurs will be an Intraday Trigger Event Day. If an Early Redemption Intraday Trigger Event occurs, the Final Valuation Date will be accelerated to be such Intraday Trigger Event Day and the Intraday Trigger Redemption Amount will be paid on the Intraday Trigger Redemption Date. See “We may, but are not obligated to, redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event” under “Selected Risk Considerations” in this preliminary pricing supplement.

Holder Redemption:	Provided that an Early Redemption Intraday Trigger Event or Issuer Redemption has not occurred, you may redeem your Notes prior to maturity by delivering a notice of redemption to us that specifies your designated final valuation date (such designated date being the “Holder Redemption Notice Date”). You must deliver your notice via email by no later than 4:00 p.m., New York City time, on the business day immediately preceding the Holder Redemption Notice Date. Your confirmation of redemption must comply with the procedures specified in “Holder Redemption” in this preliminary pricing supplement or it will be deemed ineffective. You must redeem at least 250 Notes at one time in order to exercise your right to redeem your Notes on any Redemption Date.

Issuer Redemption:	We may redeem the Notes in whole (but not in part) at our sole discretion on any business day through and including the Maturity Date. To exercise our right to redeem, we must deliver notice to the holders of the Notes not less than ten calendar days prior to the Redemption Date specified by us in such notice. See “Issuer Redemption” in this preliminary pricing supplement.

Redemption Date	In the case of Issuer Redemption, the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice; provided, however, that if the deemed final valuation date is postponed and occurs less than two business days prior to the day that would otherwise be the Redemption Date, then the Redemption Date will be the second business day following the deemed final valuation date as so postponed. In the case of Holder Redemption, (the third business day following the Holder Redemption Notice Date). In the case of an Early Redemption Intraday Trigger Event, the Redemption Date will be the third business day following the Intraday Trigger Redemption Notice Date (“Intraday Trigger Redemption Date”). See “Early Redemption Intraday Trigger Event” and “Intraday Trigger Redemption Notice” in this preliminary pricing supplement.

Scheduled Trading Day	A scheduled trading day with respect to any Index is a day on which (i) the value of such Index is published by the Sponsor and (ii) trading is generally conducted on the markets on which the futures contracts underlying the relevant Index Components are traded, in each case as determined by the calculation agent in its sole discretion.

Calculation Agent	Barclays Bank PLC

Business Day	London and New York

CUSIP/ISIN	06738KB83/US06738KB832

1.	Expected. In the event we make any change to the expected Initial Valuation Date and Issue Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of the Notes remains the same.
2.	Subject to postponement in the event of a note market disruption event as described under “Note Market Disruption Events” in this preliminary pricing supplement.
3.	Subject to postponement in the event of a note market disruption event and as described under “Terms of the Notes – Maturity Date” in the prospectus supplement.
†	If such day is not a scheduled trading day, the next succeeding scheduled trading day.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement and “Selected Risk Considerations” beginning on page PPS-9 of this preliminary pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Agent’s Commission[1]	Proceeds to Barclays Bank PLC
Per Note	100%		%
Total	$	$	$

1.	Barclays Capital Inc. will receive commissions from the Issuer equal to [TBD]% of the principal amount of the notes, or [$TBD] per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

PPS-4

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this preliminary pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This preliminary pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

Our SEC file number is 0000312070. As used in this preliminary pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Reference Asset?

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this preliminary pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The following table and examples are based on a value of 100 for the Initial Basket Level, 647.30 for the Initial Level of the Barclays Capital Commodity Strategy 1599 Total Return Index (the “Timing Arbitrage Index”) and 488.24 for the Initial Level of the Barclays Capital Commodity Based Alpha Trading Strategy VOLT 5% Total Return Index (the “ComBATS Index”). The hypothetical total returns set forth below assume that the Notes are held to maturity (and to the Final Valuation Date for Example 6), are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Final Levels of Timing Arbitrage Index†	Final Levels of ComBATS Index†	Final Basket Levels††	Basket Return††† (numbers are rounded)	Payment at Maturity†††† (numbers are rounded)	Total Return on the Notes††† (numbers are rounded)
1,294.60	976.48	196.80	96.80%	$1,968.00	96.80%
1,229.87	927.66	186.96	86.96%	$1,869.60	86.96%
1,165.14	878.83	177.11	77.11%	$1,771.10	77.11%
1,100.41	830.01	167.27	67.27%	$1,672.70	67.27%
1,035.68	781.19	157.42	57.42%	$1,574.20	57.42%
970.95	732.36	147.58	47.58%	$1,475.80	47.58%
906.22	683.54	137.73	37.73%	$1,377.30	37.73%
841.49	634.71	127.89	27.89%	$1,278.90	27.89%
776.76	585.89	118.04	18.04%	$1,180.40	18.04%
712.03	537.06	108.20	8.20%	$1,082.00	8.20%
604.06	537.06	100.00	0.00%	$1,000.00	0.00%
647.30	488.24	98.35	-1.65%	$983.50	-1.65%
582.57	439.42	88.51	-11.49%	$885.10	-11.49%
517.84	390.59	78.66	-21.34%	$786.60	-21.34%
453.11	341.77	68.82	-31.18%	$688.20	-31.18%
388.38	292.94	58.97	-41.03%	$589.70	-41.03%
323.65	244.12	49.13	-50.87%	$491.30	-50.87%
258.92	195.30	39.28	-60.72%	$392.80	-60.72%
194.19	146.47	29.44	-70.56%	$294.40	-70.56%
129.46	97.65	19.59	-80.41%	$195.90	-80.41%
64.73	48.82	9.75	-90.25%	$97.45	-90.25%
0.00	0.00	-0.10	-100.10%	$0.0	0.00%

†	Includes hypothetical Intraday Levels in the event of a hypothetical Early Redemption Intraday Trigger Event.
††	Includes hypothetical Early Redemption Intraday Basket Levels. Early Redemption Intraday Basket Levels and Final Basket Levels are reduced by the Index Fees and the Custodian Fee as specified on the cover page.
†††	Includes Final Intraday Returns in the event of a hypothetical Early Redemption Intraday Trigger Event.
††††	Includes hypothetical Intraday Trigger Redemption Amounts. Note that although an Intraday Trigger Event will occur if the Early Redemption Intraday Basket Level is less than 50% of the Initial Basket Level at any time, the intraday prices used to determine the Intraday Trigger Redemption Amount may be less than the intraday prices used to determine the occurrence of an Intraday Trigger Event, and your payment at maturity may therefore be significantly less than 50% of the principal amount invested and may be zero.

PPS-5

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated, assuming an initial investment of $1,000.

Example 1: Final Basket Level (as reduced by the Index Fees and the Custodian Fee) is 108.20 and the Basket Return is 8.20%.

The amount payable at maturity is calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 * ($1,000 × 8.20%) = $1,082.00

Therefore, the total payment at maturity is $1,082.00 per $1,000.00 principal amount Note, representing an 8.20% total return on investment over the term of the Notes.

Example 2: Final Basket Level (as reduced by the Index Fees and the Custodian Fee) is 118.04 and the Basket Return is 18.04%.

The amount payable at maturity is calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + [$1,000 × 18.04%] = $1,180.40

Therefore, the total payment at maturity is $1,180.40 per $1,000.00 principal amount Note, representing an 18.04% total return on investment over the term of the Notes.

Example 3: Final Basket Level (as reduced by the Index Fees and the Custodian Fee) is 78.66 and the Basket Return is -21.34%.

The amount payable at maturity is calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + [$1,000 × -21.34%] = $786.60

Therefore, the total payment at maturity is $786.60 per $1,000.00 principal amount Note, representing a -21.34% total return on investment over the term of the Notes.

Example 4: Both Indices increase in value but the Final Basket Level (as reduced by the Index Fees and the Custodian Fee) is 100.00 and the Basket Return is 0%.

The amount payable at maturity is calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + [$1,000 × 0%] = $1,000.00

PPS-6

Therefore, the total payment at maturity is $1,000.00 per $1,000.00 principal amount Note, representing a 0% total return on investment over the term of the Notes.

Example 5: The Final Levels of Timing Arbitrage and the ComBATS Index were equal to the Initial Levels of Timing Arbitrage and the ComBATS Index. The Final Basket Level (as reduced by the Index Fees and the Custodian Fee) is 98.35 and the Basket Return is -1.65%.

The amount payable at maturity is calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + [$1,000 × -1.65%] = $983.50

Therefore, the total payment at maturity is $983.50 per $1,000.00 principal amount Note, representing a -1.65% total return on investment over the term of the Notes.

Example 6: An Early Redemption Intraday Trigger Event has occurred. The Early Redemption Intraday Basket Level on the Intraday Trigger Event Day is 19.59 and the Early Redemption Basket Return is -80.00%.

The amount payable on the Intraday Trigger Redemption Date is calculated as follows:

$1,000 + [$1,000 × Early Redemption Intraday Basket Return]

$1,000 + [$1,000 × -80.41%] = $195.90

Therefore, the total payment at maturity is $195.90 per $1,000 principal amount Note, representing an -80.41% total return on investment over the term of the Notes.

Selected Purchase Considerations

•

Note Market Disruption Events and Adjustments—The Final Valuation Date, the Maturity Date, the Final Basket Level, the Early Redemption Intraday Basket Level and the Payment at Maturity are subject to adjustment as described in the following sections:

•

For a description of what constitutes a note market disruption event as well as the consequences of that note market disruption event, see “Note Market Disruption Events” in this preliminary pricing supplement; and

•

For a description of further adjustments that may affect the reference asset, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the prospectus supplement and “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation”.

•

Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement. In addition, this discussion applies to you only if you are an initial purchaser of the Notes; if you are a secondary purchaser of the Notes, the tax consequences to you may be different.

PPS-7

The following section is the opinion of our special tax counsel, Sullivan & Cromwell LLP, and it assumes that the description of the terms of the Notes in this preliminary pricing supplement is materially correct. It would be reasonable to characterize your Notes as debt instruments subject to special rules governing contingent payment debt instruments for all U.S. federal income tax purposes. Except as discussed under “Alternative Treatments” below, the discussion herein assumes that the Notes will be so treated. If you are a U.S. individual or taxable entity, you generally will be required to accrue interest on a current basis in respect of the Notes over their term based on the comparable yield for the Notes and pay tax accordingly, even though you will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale, redemption or maturity of the Notes would be taxed as ordinary interest income and any loss you may realize on the sale, redemption or maturity of the Notes would generally be ordinary loss to the extent of the interest you previously included as income in respect of the Notes and thereafter would be capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

If you purchase your Notes for an amount that differs from the principal amount of the Notes, you may be subject to special tax rules as described in “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement (in particular, the rules that apply when a U.S. holder purchases a contingent payment debt instrument for an amount that differs from the adjusted issue price of that contingent payment debt instrument at the time of the purchase). These rules are complex and therefore individuals are urged to consult their tax advisors regarding these rules.

For a further discussion of the tax treatment of your Notes, including information regarding obtaining the comparable yield for your Notes and the tax consequences to secondary purchasers of the Notes, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement.

Alternative Treatments. There is no judicial or administrative authority discussing how your Notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that some treatment other than that described above is more appropriate. For example, it is possible that the Internal Revenue Service could assert that your Notes should be treated as a pre-paid cash-settled executory contract with respect to the Basket. A discussion of the U.S. federal income tax consequences of characterizing your Notes as a pre-paid cash-settled executory contract can be found under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement.

In addition, it is possible that the Internal Revenue Service could assert that you should be treated as if you owned the underlying components of the Basket. Under such a characterization, the Internal Revenue Service could assert that Section 1256 of the Internal Revenue Code should apply to your Notes or a portion of your Notes. If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each taxable year (i.e., recognize gain or loss as if the Notes or the relevant portion of the Notes had been sold for fair market value). Under this alternative characterization or independently of it, it is possible that the straddle rules of the Internal Revenue Code could apply to your Notes. These provisions could cause the character of any gain that you may recognize in respect of your Notes (or a portion of your Notes) to be short-term capital

PPS-8

gain, could require interest deductions allocable to your Notes (or a portion of your Notes) to be capitalized rather than deducted and could limit your ability to recognize certain losses in respect of the Notes. Additionally, it is possible that you could be required to recognize gain or loss, at least some of which is likely to be short-term capital gain or loss, each time a futures contract that is tracked by the Basket rolls.

In addition, the Internal Revenue Service could potentially assert that you should be required to treat amounts attributable to the investor fee as amounts of expense. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Notes.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions (such as your Notes), as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Internal Revenue Service has suspended this filing requirement for tax returns that are filed before it finalizes the form on which to report the relevant information. However, once the Internal Revenue Service finalizes the form, taxpayers that were not required to report in prior years because of the suspension will nevertheless be required to report the relevant information for such prior years on such form. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Non-U.S. Holders. Barclays currently does not withhold on payments treated as interest to non-U.S. holders in respect of instruments such as the Notes. However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any payments treated as interest at a 30% rate, unless you have provided to Barclays an appropriate and valid Internal Revenue Service Form W-8. In addition, non-U.S. holders will be subject to the general rules regarding information reporting and backup withholding as described under the heading “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the futures contracts that comprise the Index Components. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities”;

•	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”;

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”; and

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”.

PPS-9

In addition to the risks described above, you should consider the following:

•

Your Investment in the Notes May Result in a Loss—The Notes do not guarantee any return of principal. The return on the Notes is linked to the performance (as reduced by the Index Fees) of the Barclays Capital Commodity Strategy 1599 Total Return Index (the “Timing Arbitrage Index”) and the Barclays Capital Commodity Based Alpha Trading Strategy VOLT 5% Total Return Index (the “ComBATS Index”). The return on the Notes is linked to the performance of the Basket and will depend on whether, and the extent to which, the Final Basket Level is greater than the Initial Basket Level. Due to the deduction of the Index Fees and the Custodian Fee when calculating the Final Basket Level or the Early Redemption Intraday Basket Level as applicable, your investment will be more than fully exposed to any decline in the level of the Basket or of the Timing Arbitrage Index or the ComBATS Index. You may lose some or all of your principal. Because the Notes are our senior unsecured obligations, payment of any amount at maturity or upon early redemption is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party.

•

We may, but are not obligated to, redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event—We have the right to redeem or “call” your Notes (in whole but not in part) without your consent upon the occurrence of an Early Redemption Intraday Trigger Event. An “Early Redemption Intraday Trigger Event” will occur when the Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the Custodian Fee) at any time is less than 50% of the Initial Basket Level. The “Intraday Indicative Value” of the Basket (including the deduction of the Index Fees and the Custodian Fee) will be determined by the calculation agent, in its sole discretion and acting in good faith, on the basis of the latest available quotations for the intraday prices of the relevant commodities and futures contracts underlying the Index Components of the Index in accordance with the methodology described herein under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices” and “Early Redemption Intraday Basket Level” on the cover page. If an Early Redemption Intraday Trigger Event occurs and we elect to redeem your Notes, within three business days of the determination of the Intraday Trigger Redemption Amount, we will deliver a written notice (the “Intraday Trigger Redemption Notice”) to the Depositary Trust Company (“DTC”) specifying the Intraday Trigger Event Day and the relevant intraday prices that were used by the calculation agent to determine the occurrence of an Early Redemption Intraday Trigger Event and to calculate the Intraday Trigger Redemption Amount. The date of such notice shall be the “Intraday Trigger Event Notice Date”). The Intraday Trigger Redemption Amount will be the amount which will be payable to you on the Intraday Trigger Redemption Date (as described on the cover page of this preliminary pricing supplement). The Intraday Trigger Redemption Date will be the third business day following the Intraday Trigger Event Notice Date.

If we exercise our right to redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event, the payment you receive may be less than the payment that you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received on the Intraday Trigger Redemption Date in a comparable investment. Our right to redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event may also adversely impact your ability to sell your Notes, and/or the price at which you may be able to sell your Notes, following the occurrence of an Early Redemption Intraday Trigger Event.

•

We may redeem your Notes at our sole discretion at any time—We have the right to redeem or “call” your Notes (in whole but not in part) at our sole discretion without your consent at any time on any business day through and including the Maturity Date. If we elect to redeem the Notes, we will deliver written notice of such election to redeem to DTC not less than ten calendar days prior to the Redemption Date specified by us in such notice. In this scenario, the Final Valuation Date will be deemed to be the third Scheduled Trading Day prior to the Redemption Date, such deemed Final Valuation Date being subject to postponement in the event of a Note Market Disruption Event as described in “Note Market Disruption Events” in this preliminary pricing supplement, and the Notes will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice, at an amount equal to the amount determined in accordance with the formula described on the cover page of this preliminary pricing supplement for Issuer Redemption (the “Issuer Redemption Amount”). If the deemed Final Valuation Date referred to above is postponed and occurs less than two business days prior to the day that would otherwise be the Redemption Date, then the Redemption Date will be the second business day following the deemed Final Valuation Date as so

PPS-10

postponed. If we exercise our right to redeem the Notes, the payment you receive may be less than the payment that you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received on the Redemption Date in a comparable investment. Our right to redeem the Notes may also adversely impact your ability to sell your Notes, and/or the price at which you may be able to sell your Notes, following delivery of the issuer redemption notice.

•

Suitability of the Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this preliminary pricing supplement, the prospectus supplement, and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Notes for investment.

•

Changes in the Treasury Bill Rate of Interest May Affect the Level of either Index and Your Notes—The performance of each Index for any period reflects the performance of all of the positions in the contracts underlying the Index Components for that period, plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of contracts on the Index Components. Because the level of each Index is linked, in part, to the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills, changes in the Treasury Bill rate of interest may affect the amount payable on your Notes at maturity or upon redemption and, therefore, the market value of your Notes. Assuming the trading prices of the contracts underlying each Index Component remain constant, an increase in the Treasury Bill rate of interest will increase the level of the Index and the value of your Notes and a decrease in the Treasury Bill rate of interest will adversely impact the level of the Index and the value of your Notes.

•

Gains in the Index Return (or Intraday Return) of one Index May Be Offset by Losses in the Index Return (or Intraday Return) of the other Index—The Notes are linked to the performance of a Basket comprised of the Timing Arbitrage Index and the ComBATS Index. The performance of the Basket will be based on the appreciation or depreciation of the Basket as a whole, as reduced by the Index Fees and Custodian Fee. Therefore, the positive return (or Final Intraday Return in the event of an Early Redemption Intraday Trigger Event) of an Index may be offset, in whole or in part, by the negative Index Return (or Intraday Return if applicable) of the other Index that is of equal or greater magnitude. The performance of the Basket is dependent on the Index Return (or Intraday Returns if applicable) of each Index, which is in turn based on the formulae set forth on the cover page of this preliminary pricing supplement.

•

Even if the Index Return (or Final Intraday Return, if applicable) of one Index is greater than the Index Return or (Final Intraday Return, if applicable) of the other Index, You May Receive Less Than the Principal Amount of Your Notes—Since each of the Final Basket Level, the Intraday Indicative Value of the Basket and the Early Redemption Intraday Basket Level deducts the Index Fees and the Custodian Fee, which reduces the amount of your return at maturity or upon redemption, the levels of the Timing Arbitrage Index and the ComBATS Index must increase significantly as of the relevant valuation date by an amount sufficient to offset the Index Fees and the Custodian Fee for you to receive at least the principal amount of your investment at maturity or upon redemption.

•

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•

The Modified Single Commodity Indices May Underperform the Single Commodity Indices, Which Will Adversely Affect the Value of Your Notes—The Timing Arbitrage Index is a proprietary index designed to reflect the total returns available through a notional weighted long position in certain Modified Single Commodity Indices and a notional weighted short position in certain Single Commodity Indices. Each of the Modified Single Commodity Indices and the Single Commodity Indices is composed of exchange-traded futures contracts on physical commodities, which are rolled according to a predetermined schedule. However, while the Single Commodity Indices roll their position in the underlying futures contract in accordance with a predetermined schedule, the Modified Single Commodity Indices roll their

PPS-11

position in the underlying futures contracts in accordance with the same predetermined schedule, modified so as to roll approximately two weeks earlier using the Modified Single Commodity Strategy described in “Description of the Reference Asset—The Timing Arbitrage Index—The Modified Single Commodity Indices” below.

If the Modified Single Commodity Indices increase relative to the Single Commodity Indices, this will generally increase the level of the Timing Arbitrage Index and thus the value of your Notes. Conversely, if the Modified Single Commodity Indices decrease relative to the Single Commodity Indices, this will generally decrease the level of the Index and thus the value of your Notes. As described in the section entitled “Description of the Reference Asset—The Timing Arbitrage Index” in this preliminary pricing supplement, the level of the Timing Arbitrage Index generally reflects the difference between the returns on the Modified Single Commodity Indices and the Single Commodity Indices.

Although the Modified Single Commodity Indices seek to outperform the corresponding Single Commodity Indices through application of the Modified Single Commodity Strategy, there can be no guarantee that the Modified Single Commodity Indices will succeed in this objective. As described further under “Description of the Reference Asset—The Timing Arbitrage Index—The Modified Single Commodity Indices”, the Modified Single Commodity Strategy modifies the roll period of the Single Commodity Indices in order to attempt to avoid rolling during the traditional roll period. However, past and current prices of futures contracts, roll yields and fluctuations and trends in the shape of the commodities curve that have occurred in the past are not necessarily indicative of future trends. If rolling the futures contracts during the Modified Roll Period does not outperform rolling the futures contracts during the Standard Roll Period of the Single Commodity Indices or if rolling into the futures contracts in accordance with the Modified Single Commodity Strategy results in relatively lower roll yield, then the Modified Single Commodity Indices will underperform the Single Commodity Indices and the market value of the Notes will decline.

•

As the Timing Arbitrage Index Level Depends on the Relative Performance of the Modified Single Commodity Indices and the Single Commodity Indices, the Index Level May Decline Even if the Value of Some or all Index Components Increase—As described in the section entitled “Description of the Reference Asset—The Timing Arbitrage Index” in this preliminary pricing supplement, the level of the Timing Arbitrage Index generally reflects the difference between the returns on the Modified Single Commodity Indices and the Single Commodity Indices. As such, even if the value of all the Index Components increase, the Timing Arbitrage Index level may still decline if any increase in the Modified Single Commodity Indices is not relatively greater than any increase in the Single Commodity Indices. Additionally, the Timing Arbitrage Index consists of weighted long and short positions in each of the seven index commodity pairs. As a result, even if some of the Modified Single Commodity Indices outperform the corresponding Single Commodity Indices, the level of the Timing Arbitrage Index, and therefore your Notes, will decline if such outperformance is not sufficient to offset the underperformance of any remaining Modified Single Commodity Indices relative to their corresponding Single Commodity Indices.

•

The Intra-month Daily Weightings of the Index Components May Diverge Substantially from the Target Weights—As described in the section entitled “Description of the Reference Asset—The Timing Arbitrage Index”, the relative weightings of the positions taken by the Timing Arbitrage Index in the Index Components are rebalanced on the last Index Business Day of each calendar month to the target weights set forth in Table TA-1 on page PPS-40. The target weight for the long position in each Modified Single Commodity Index is equal to the target weight for the short position in the Single Commodity Index that is linked to the same underlying physical commodity. However, the Modified Single Commodity Indices and the Single Commodity Indices with the same underlying physical commodity may be linked to futures contracts with different delivery months from the first Modified Roll Day of the Modified Roll Period through the last Standard Roll Day of the Standard Roll Period. As a result of the relative price performance of these different futures contracts, the intra-month weightings of the long positions in the Modified Single Commodity Indices may differ, perhaps substantially from the weightings of the corresponding short positions in the Single Commodity Index for the same underlying physical commodity. If any Modified Single Commodity Index underperforms as compared to the Single Commodity Index for

PPS-12

the same underlying physical commodity and the intra-month weighting of the long position taken by the Index in such Modified Single Commodity Index is less than the corresponding short position in the relevant Single Commodity Index, the level of the Timing Arbitrage Index, and therefore the value of your Notes, will experience a greater decline than it would if such commodity index pair was equally weighted.

•

The Timing Arbitrage Index Utilizes Leverage; Leverage Will Magnify Negative Performance—The Timing Arbitrage Index uses leverage to increase its long or short exposure to the Modified Single Commodity Indices and the Single Commodity Indices to increase exposure to 400% in either direction (i.e., long or short). Where the Index’s positions are leveraged, any change in the level of the Index Components will result in greater changes in the level of the Index than if leverage was not used. In particular, the use of leverage will magnify any unfavorable performance of the Index Components which in turn could have an adverse effect on the value of the Notes.

•	The Dynamic Leveraging Process May Not Achieve the Target Volatility Level of 5%-

The ComBATS Index seeks to maintain a target volatility level of 5% by employing the Dynamic Leveraging Process to dynamically adjust its exposure to the Index Components, as described under “The ComBATS Index—The Dynamic Leveraging Process”. The Dynamic Leveraging Process uses Realized Volatility, which is a measure of the historical volatility of an asset, to determine what the volatility of the ComBATS Index would be without leverage and then adjusts the amount of leverage to achieve the target level of volatility. However, there can be no assurance that historical trends of volatility will continue over the term of your Notes. Accordingly, there is no assurance that the Dynamic Leveraging Process will be the most effective way to (i) accurately assess volatility of the market at a given time or (ii) predict patterns of volatility. As a result, if the Dynamic Leveraging Process fails to assess or to predict trends of volatility accurately, then the Dynamic Leveraging Process may not be successful in allocating optimally the exposure of the ComBATS Index to the ComBATS Index Components, which may adversely impact the market value of your Notes and the amount you receive at maturity.

•

As the Timing Arbitrage Index Level Depends on the Relative Performance of the Modified Single Commodity Indices and the Single Commodity Indices, the Index Level May Decline Even if the Value of Some or all Index Components Increase—As described in the section entitled “Description of the Reference Asset—The Timing Arbitrage Index” in this preliminary pricing supplement, the level of the Timing Arbitrage Index generally reflects the difference between the returns on the Modified Single Commodity Indices and the Single Commodity Indices. As such, even if the value of all the Index Components increase, the Index level may still decline if any increase in the Modified Single Commodity Indices is not relatively greater than any increase in the Single Commodity Indices. Additionally, the Index consists of weighted long and short positions in each of the seven index commodity pairs. As a result, even if some of the Modified Single Commodity Indices outperform the corresponding Single Commodity Indices, the level of the Index, and therefore your Notes, will decline if such outperformance is not sufficient to offset the underperformance of any remaining Modified Single Commodity Indices relative to their corresponding Single Commodity Indices.

•

During Periods of High Volatility, Exposure to the ComBATS Index Components May Be Reduced, Which May Cause the ComBATS Index to Underperform Relative to the Unleveraged Index—Through the Dynamic Leveraging Process, the ComBATS Index may reduce its exposure to the ComBATS Index Components, as described under “Description of the Reference Asset—The ComBATS Index—The Dynamic Leveraging Process”. Under the rules of the Dynamic Leveraging Process, if Realized Volatility is greater than Target Volatility, this will result in a decreased exposure to the ComBATS Index Components and exposure will be less than in the Unleveraged Index. If the level of the ComBATS Index Components in which a long position is held then increases relative to the equivalent Index Components in which a short position is held, the reduced exposure of the ComBATS Index to the ComBATS Index Components may result in the level of the ComBATS Index being less than the level of the Unleveraged Index.

PPS-13

•

Because the ComBATS Index Reflects the Dynamic Leverage Process, the Negative Impact on the Amount You Receive at Maturity May Be Intensified—Since the ComBATS Index reflects the Dynamic Leverage Process, movements in the level of the ComBATS Index between the date you purchase the Notes and the valuation date may be magnified. As a result, small changes in the level of the ComBATS Index may have a greater effect on the return of the Notes than securities without a leverage factor. You should understand that while leverage may enhance your return on the Notes, it also increases the risk of significant losses that may adversely affect the return on the Notes.

•

The Momentum Alpha Indices May Underperform the Single Commodity Nearby Indices, Which Will Adversely Affect the Value of Your Notes—The ComBATS Index is a proprietary index designed to reflect the total returns available through a notional weighted long position in certain Momentum Alpha Indices and a notional weighted short position in certain Single Commodity Nearby Indices. The ComBATS Index also uses a Dynamic Leverage Process to manage the volatility of the ComBATS Index which may magnify any negative movement in the ComBATS Index Components. Each of the Momentum Alpha Indices and the Single Commodity Nearby Indices is composed of exchange-traded futures contracts on physical commodities, which may be rolled on a monthly basis. However, while the Single Commodity Nearby Indices roll their position in the underlying futures contract in accordance with a predetermined schedule, the Momentum Alpha Indices may roll into one of a specified number of futures contracts with more distant expirations selected using the Momentum Alpha Strategy described in “Description of the Reference Asset—The ComBATS Index—The Momentum Alpha Indices” below.

If the Momentum Alpha Indices increase relative to the Single Commodity Nearby Indices, this will generally increase the level of the ComBATS Index and thus the value of your Notes. Conversely, if the Momentum Alpha Indices decrease relative to the Single Commodity Nearby Indices, this will generally decrease the level of the ComBATS Index and thus the value of your Notes. As described in the section entitled “Description of the Reference Asset—The ComBATS Index—” in this preliminary pricing supplement, the level of the ComBATS Index generally reflects the difference between the returns on the Momentum Alpha Indices and the Single Commodity Nearby Indices as adjusted by the Dynamic Leverage Factor, which may result in additional leverage or deleverage in the ComBATS Index. Thus, any increase or decrease in the value of the ComBATS Index may be further magnified by the Dynamic Leverage Process which, in the case of a decrease, could result in a significantly greater loss in the value of the Notes.

Although the Momentum Alpha Indices seek to outperform the corresponding Single Commodity Nearby Indices through application of the Momentum Alpha Strategy, there can be no guarantee that the Momentum Alpha Indices will succeed in this objective. As described further under “—The ComBATS Index—The Momentum Alpha Indices”, the Momentum Alpha Strategy evaluates the historical performance of certain futures contracts with different expirations and the futures contracts into which the Momentum Alpha Indices roll on a monthly basis are selected based on their relative historical performance. However, past and current prices of futures contracts, roll yields and fluctuations and trends in the shape of the commodities curve that have occurred in the past are not necessarily indicative of future trends. If the contracts selected by the Momentum Alpha Indices do not outperform the contracts selected according to the pre-determined schedule of the Single Commodity Nearby Indices or if rolling into the futures contract selected using the Momentum Alpha Strategy results in relatively lower roll yield, then the Momentum Alpha Indices will underperform the Single Commodity Nearby Indices and the market value of the Notes will decline. Furthermore, even if historic trends in commodity futures prices prove to be a reliable indicator of future trends in one or more periods during the term of the Notes, the Momentum Alpha Strategy may not effectively identify such trends or may not succeed in capturing the benefits of such trends. Additionally, in the event of an Index Disruption Event that adversely affects the value of the Momentum Alpha Indices, but does not effect, or has a limited effect on, the Single Commodity Nearby Indices, the level of the Momentum Alpha Indices may decline relative to the Single Commodity Nearby Indices. If the Momentum Alpha Indices underperform the corresponding Single Commodity Nearby Indices for any reason, the level of the ComBATS Index, and the market value of the Notes, will decline.

•

As the ComBATS Index Level Depends on the Relative Performance of the Momentum Alpha Indices and the Single Commodity Nearby Indices, the ComBATS Index Level May Decline Even if the Value of Some or all Index Components Increase

PPS-14

As described in the section entitled “Description of the Reference Asset—The ComBATS Index” in this preliminary pricing supplement, the level of the ComBATS Index generally reflects the difference between the returns on the Momentum Alpha Indices and the Single Commodity Nearby Indices (as adjusted by the Dynamic Leverage Process). As such, even if the value of all the ComBATS Index Components increases, the ComBATS Index level may still decline if any increase in the Momentum Alpha Indices is not relatively greater than any increase in the Single Commodity Nearby Indices. Additionally, the ComBATS Index consists of weighted long and short positions in each of the ten index commodity pairs. As a result, even if some of the Momentum Alpha Indices outperform the corresponding Single Commodity Nearby Indices, the level of the ComBATS Index, and therefore your Notes, will decline if such outperformance is not sufficient to offset the underperformance of any remaining Momentum Alpha Indices relative to their corresponding Single Commodity Nearby Indices. The underperformance of any remaining Momentum Alpha Indices may be magnified by the application of the Dynamic Leveraging Process.

•	The Intra-month Daily Weightings of the ComBATS Index Components May Diverge Substantially from the Unleveraged Target Weights

As described in the section entitled “Description of the Reference Asset—The ComBATS Index”, the relative unleveraged weightings of the positions taken by the ComBATS Index in the ComBATS Index Components are rebalanced on the last Index Business Day of each calendar month to the unleveraged target weights set forth in Table C-1 on page PPS-24. The unleveraged target weight for the long positions in each Momentum Alpha Index is equal to the unleveraged target weight for the short position in the Single Commodity Nearby Index that is linked to the same underlying physical commodity. However, the Momentum Alpha Indices and the Single Commodity Nearby Indices with the same underlying physical commodity may be linked to futures contracts with different delivery months. TAAs a result of the relative price performance of these different futures contracts, the intra-month weightings of the long positions in the Momentum Alpha Indices may differ, perhaps substantially, from the weightings of the corresponding short positions in the Single Commodity Nearby Index for the same underlying physical commodity. If any Momentum Alpha Index underperforms as compared to the Single Commodity Nearby Index for the same underlying physical commodity and the intra-month weighting of the long position taken by the ComBATS Index in such Momentum Alpha Index is less than the corresponding short position in the relevant Single Commodity Nearby Index, the level of the ComBATS Index, and therefore the value of your Notes, will experience a greater decline than it would if such commodity index pair were equally weighted. Further, as described above, the underperformance of any Momentum Alpha Index may be magnified by the application of the Dynamic Leveraging Process.

•

If the Roll Yield for the Futures Contracts Underlying the Single Commodity Nearby Indices is More Favorable Than the Roll Yield for Futures Contracts Underlying the Momentum Alpha Indices, the Level of the ComBATS Index May be Adversely Affected

The ComBATS Index is composed of Index Components, which in turn are composed of commodity futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. The exchange-traded futures contracts that comprise the ComBATS Index Components may be replaced, on a monthly basis, by similar contracts that have a different expiration and are selected based on each Index Component’s selection criteria. This process is referred to as “rolling”. Thus, for example in a Single Commodity Nearby Index, a futures contract purchased and held in August may specify an October expiration. As part of the monthly rolling process, the contract expiring in October may be replaced by a contract for delivery in November. If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield”. Conversely, if the prices of contracts are higher in the distant delivery months than in the nearer delivery months, the market for these contracts is in “contango”, which could result in “negative roll yield”. The actual realization of any potential roll yield will be dependent upon the level of the related spot price relative to the unwind price of the commodity futures contract at the time of sale of the contract. As the

PPS-15

ComBATS Index takes short positions in the Single Commodity Nearby Indices and long positions in the Momentum Alpha Indices, if the roll yield for a Single Commodity Nearby Index is greater, or, if the negative roll yield for such Index is smaller than any corresponding roll yield or negative roll yield, as applicable, for the Momentum Alpha Index with the same underlying physical commodity, the level of the ComBATS Index and therefore, the value of your Notes, may be negatively affected. Moreover, the Dynamic Leverage Process may cause any decrease in the level of the ComBATS Index to be amplified.

•

The Market Value of the Notes May Be Influenced by Many Unpredictable Factors, Including Volatile Commodities Prices—The market value of your Notes may fluctuate between the date you purchase them and the Final Valuation Date. You may also sustain a significant loss if you sell the Notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index Components and each Index will affect the market value of the Notes more than any other factor. Other factors that may influence the market value of the Notes include:

•	Prevailing spot prices for the underlying commodities;

•	the time remaining to the maturity of the Notes;

•	supply and demand for the Notes, including inventory positions with Barclays Capital Inc. or any market maker;

•	economic, financial, political, regulatory, geographical, biological, or judicial events that affect the level of the Index or the levels of the Index Components;

•	the general interest rate environment; or

•	the creditworthiness of Barclays Bank PLC.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

•

The Calculation Agent Has Discretion in Certain Instances to Determine the Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the Custodian Fee) By Reference to Prices That May Not Be as Reliable or Liquid in Periods of Market Disruption and That You May Not Be Able to Independently Verify. These Determinations May Create Potential Conflicts of Interest Between You and the Calculation Agent—In determining the occurrence of an Early Redemption Intraday Trigger Event and the Intraday Trigger Redemption Amount, Barclays Bank PLC, as calculation agent, will determine the relevant Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the Custodian Fee) and the relevant intraday prices of the commodities futures contracts underlying the Index Components in accordance with the methodology described herein under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices.” Under this methodology, if the relevant futures contract for the relevant underlying commodity is actively traded, as determined by the calculation agent in its reasonable discretion, the calculation agent will refer initially to the publicly available intraday prices of the relevant commodities futures contracts, as published on the relevant futures exchange. If the calculation agent determines in its reasonable discretion that the futures contract is not being actively traded, the calculation agent will then determine the value of the relevant underlying commodities futures based on the prices of the over-the-counter (“OTC”) derivatives on the same relevant underlying commodities obtained by the calculation agent from a recognized broker or dealer in the relevant market or on other futures contracts on the same underlying commodities futures traded on different exchanges or in different markets. If such prices are not available for any reason, the calculation agent will determine, in its sole discretion, acting in good faith and a commercially reasonable manner, an appropriate value for the relevant underlying commodities futures. In doing so, the calculation agent may imply a value for such commodities futures contracts by reference to one or more sources of information that, in the calculation agent’s sole discretion, can serve as a reasonable “proxy” for determining the value of the relevant underlying commodities. If futures prices are not available as a result of market disruptions, such market disruptions could also have the effect of making the prices for OTC derivatives and the prices

PPS-16

for other potential “proxy” sources less reliable and less liquid. Therefore, if the calculation agent determines the value of the underlying commodities futures by reference to OTC derivatives or other “proxy” sources, such prices may deviate, even significantly, from the prices that would otherwise be obtained from a functioning futures exchange. Moreover, you may not be able to independently verify such information if they are based on prices for OTC derivatives or if the calculation agent determines an appropriate value of one or more underlying commodities futures, including by reference to reasonable “proxy” sources described above. The calculation agent will be required to exercise its judgment when making certain of these determinations. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such determination.

•

If an Early Redemption Intraday Trigger Event Occurs, Your Payment at Maturity May be Less, and possibly significantly less, than 50% of the Principal Amount of your Notes—An Early Redemption Intraday Trigger Event will occur if the Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the Custodian Fee) is less than 50% of the Initial Basket Level. The Intraday Indicative Value of the Basket (including the deduction of the Index Fees and Custodian Fee) is calculated by the calculation agent and is based, in part, on the latest available quotations for intraday prices of the relevant commodities futures contracts underlying the Index Components in accordance with the methodology described herein under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices”. After the calculation agent determines that an Early Redemption Intraday Trigger Event has occurred, the calculation agent will calculate the Intraday Trigger Redemption Amount on the Intraday Trigger Event Day as soon as commercially possible, using the prevailing intraday prices of the underlying commodities futures contracts of the Index Components of the Timing Arbitrage Index or the ComBATS Index. The Intraday Trigger Redemption Amount will be payable on the Intraday Trigger Redemption Date.

It is possible that, in highly volatile markets, the market prices of the relevant commodities futures contracts may worsen, even significantly, between the time of the Early Redemption Intraday Trigger Event has occurred and the time the Intraday Trigger Redemption Amount is determined. As a result, you may receive a payment at redemption resulting from an Early Redemption Intraday Trigger Event that is less than, and possibly significantly less than, 50% of the principal amount of your Notes.

•

The Occurrence of an Early Redemption Event May Adversely Affect the Value of, and the Ability to Sell, the Notes—We have the right to redeem or “call” your Notes (in whole, but not in part) without your consent upon the occurrence of an Early Redemption Intraday Trigger Event (as described above). We may redeem the Notes due to the occurrence of an Early Redemption Intraday Trigger Event even if an index market disruption event or a note market disruption event has occurred and is continuing. If we exercise our right to redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event, the payment you receive may be less than the payment that you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received on the Intraday Trigger Redemption Date in a comparable investment. Our right to redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event may also adversely impact your ability to sell your Notes, and/or the price at which you may be able to sell your Notes, following the occurrence of an Early Redemption Intraday Trigger Event.

•

There are Potential Conflicts of Interest Between You and the Calculation Agent—Currently, Barclays Bank PLC will serve as the calculation agent. We will, among other things, decide the amount of the return paid out to you on the Notes at maturity or upon redemption and determine the existence of an Early Redemption Intraday Trigger Event and the Intraday Trigger Redemption Amount by calculating the Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the Custodian Fee) and the Final Intraday level of each Index. For more information regarding the risks associated with determining the Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the

PPS-17

Custodian Fee) and the Final Intraday Level of each Index, see “The Calculation Agent Has Discretion in Certain Instances to Determine the Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the Custodian Fee) By Reference to Prices That May Not Be as Reliable or Liquid in Periods of Market Disruption and That You May Not Be Able to Independently Verify. These Determinations May Create Potential Conflicts of Interest Between You and the Calculation Agent” below. If the index sponsor were to discontinue or suspend calculation or publication of either Index, it may become difficult to determine the market value of the Notes. If events such as these occur, or if the level of either Index is not available or cannot be calculated because of a note market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of either Index.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a note market disruption event has occurred or is continuing on the Final Valuation Date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our or our affiliates’ hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

•

Historical Levels of either Index or any Index Component Should Not Be Taken as an Indication of the Future Performance of either Index During the Term of the Notes—The actual performance of either Index or any Index Component over the term of the Notes, as well as the amount payable at maturity, may bear little relation to the historical levels of either Index or the Index Components, which have been highly volatile.

•

Prices of Commodities and Commodity Futures Contracts are Highly Volatile and May Change Unpredictably—Commodity prices are highly volatile and, in many sectors, have experienced unprecedented historical volatility in the past few years. Commodity prices are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries; and natural or nuclear disasters. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the ComBATS Index Components and, as a result, the market value of the Notes, and the amount you will receive at maturity.

Moreover, the prices of many of the commodities, particularly energy and agricultural commodities, reached historically high levels in 2009. Since reaching such highs, prices have fallen precipitously, to approximately 25% of their historic highs, in some case, and prices have experienced unprecedented volatility since that time. In the case of many commodities, recent prices have also risen substantially, although they have not reached their historically high levels. There is no assurance that prices will again reach their historically high levels or that volatility will subside. It is possible that lower prices, or increased volatility, will adversely affect the performance of the ComBATS Index and, as a result, the market value of the Notes. Additionally, see the risk factor “Because the ComBATS Index Reflects the Dynamic Leverage Process, the Negative Impact on the Amount You Receive at Maturity May Be Intensified” for further information on how the Dynamic Leveraging Process could further magnify volatility.

•

Each Index Has Limited Historical Information—The ComBATS Index, the Timing Arbitrage Index and the Index Components for each Index were created in the dates specified herein under “Description of the Reference Asset—” and the index sponsor has published limited information about how each Index or Index Component might have performed had it been calculated in the past. Because each Index and Index Component is new and limited historical performance data exists, your investment in the Notes may involve a greater risk than investing in alternate securities linked to one or more indices with an established

PPS-18

record of performance. A longer history of actual performance may be helpful in providing more reliable information on which to assess the validity of the proprietary methodology that each Index or Index Component makes use of as the basis for an investment decision.

•

Changes in the Futures Contract for Heating Oil underlying the Barclays Capital Heating Oil Momentum Alpha Excess Return Index and the Barclays Capital Heating Oil Nearby Excess Return Index may adversely affect the Value of the Notes—The New York Mercantile Exchange has announced that the futures contract relating to Heating Oil that underlies the Barclays Capital Heating Oil Momentum Alpha Excess Return Index and the Barclays Capital Heating Oil Nearby Excess Return Index will be delisted from that exchange in 2013. As a result of the announced delisting, trading in NYMEX Heating Oil futures contracts may become illiquid or experience other adverse trading impacts prior to the date of such delisting. As described further under “The Index—Modifications to the ComBATS Index or the Index Components”, if the index sponsor determines, in its sole discretion, that such futures contract has ceased (or will cease) to be liquid, traded and/or publicly quoted for any reason in a manner acceptable to the index sponsor, it may replace such futures contract with another futures contract for Heating Oil that it deems to be appropriate or make certain other adjustments to the relevant Index Component or discontinue publication of the Barclays Capital Heating Oil Momentum Alpha Excess Return Index and the Barclays Capital Heating Oil Nearby Excess Return Index. The index sponsor may make such determination, in its sole discretion, whenever it deems appropriate, and may do so prior to the time that the current Heating Oil futures contract is actually delisted. Any of the foregoing events may have an adverse impact on the level of the Barclays Capital Heating Oil Momentum Alpha Excess Return Index, the Barclays Capital Heating Oil Nearby Excess Return Index or the ComBATS Index and therefore the market value of and payment at maturity or upon redemption of the Notes.

•

You Will Not Receive Interest Payments on the Notes or Have Rights in the Index Components—You will not receive any periodic interest payments on the Notes. As a holder of the Notes, you will not have any rights in the futures contracts that comprise the Index Components of each Index. Your Notes will be paid in cash, and you will have no right to receive delivery of any underlying commodity.

Changes in Law or Regulation Relating to Commodity Futures Contracts May Adversely Affect the Market Value of the Notes and the Amounts Payable on your Notes—Commodity futures contracts that underlie the Index Components for each Index are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. For example, the United States Congress has enacted legislation that is, among other things, intended to limit speculation and increase transparency in the commodity markets and regulate the over-the-counter derivatives markets. The legislation requires the Commodity Futures Trading Commission (the “CFTC”) to adopt rules on a variety of issues and many provisions of the legislation will not become effective until such rules are adopted.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses, and requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also authorizes the CFTC to adopt rules with respect to the establishment of limits on futures positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation. The legislation also requires the CFTC to apply its position limits on physical commodities across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “economically equivalent to the specified exchange-traded futures” that are subject to the positions limits. The enactment of the legislation, and the CFTC’s adoption of rules on position limits, which have been adopted but have not yet become effective, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the Notes. If they are imposed, those restrictions on effecting transactions in the futures markets could substantially reduce liquidity in the commodity futures contracts that underlie the Index Components for each Index, which could adversely affect the prices of such contracts and, in turn, the market value of the Notes and the amounts payable on the Notes at maturity. In addition, other parts of

PPS-19

the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity and adversely affect prices.

•

As Index Sponsor, Barclays Capital, a Division of Barclays Bank PLC, Will Have the Authority to Make Determinations That Could Materially Affect the Notes in Various Ways and Create Conflicts of Interest—Barclays Capital, a division of Barclays Bank PLC, is the index sponsor for each Index. The index sponsor is responsible for the composition, calculation and maintenance of the Index. As discussed in “Description of the Reference Asset—The Indices” in this preliminary pricing supplement, the index sponsor has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of the Index, and any such judgments or actions may adversely affect the value of the Notes. The role played by the index sponsor, and the exercise of the kinds of discretion described above and in “Description of the Reference Asset—” could present it with significant conflicts of interest in light of the fact that Barclays Bank PLC, of which the index sponsor is a division, is the issuer of the Notes. The index sponsor has no obligation to take the needs of any buyer, seller or holder of the Notes into consideration at any time.

•

Suspension or Disruption of Market Trading May Adversely Affect the Value of Your Notes—The level of each Index is linked to the levels of the Index Components, which are in turn linked to the prices of futures contracts on the underlying commodities. The markets on which those contracts trade are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, the U.S. futures exchanges on which the contracts trade have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”, and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the level of the Index Components and, therefore, the value of your Notes. Moreover, if such circumstances occur, they may have the effect of triggering the occurrence of an Intraday Trigger Event; for more information on the risks associated with an Intraday Trigger Event, see “The Occurrence of an Intraday Trigger Event May Adversely Affect the Value of, and the Ability to Sell, the Notes”, “If an Intraday Trigger Event Occurs, Your Payment at Maturity May be Less, and Possibly Significantly Less, than 50% of the Principal Amount of your Notes” and “The Calculation Agent Has Discretion in Certain Instances to Determine the Intraday Indicative Value of the Basket By Reference to Prices That May Not Be as Reliable or Liquid in Periods of Market Disruption and That You May Not Be Able to Independently Verify. These Determinations May Create Potential Conflicts of Interest Between You and the Calculation Agent” below.

•

Taxes—The U.S. federal income tax treatment of the Notes is uncertain. Please see the discussion under “Material U.S. Federal Income Tax Considerations” above for a discussion of the U.S. federal income tax treatment of your Notes. You should tax consult your advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning the Notes in your particular circumstances.

•

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this preliminary pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you.

•

Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there is a secondary market, it may not provide sufficient liquidity to allow

PPS-20

you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

DESCRIPTION OF THE REFERENCE ASSET

An equally-weighted basket (the “Basket”) comprised of the Barclays Capital Commodity Strategy 1599 Total Return Index (“Timing Arbitrage” or the “Timing Arbitrage Index” ) and the Barclays Capital Commodity Based Alpha Trading Strategy VOLT 5% Total Return Index (“ComBATS” or the “ComBATS Index”).

Commodity Futures Markets

Futures contracts on physical commodities are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, the futures contracts included in each Momentum Alpha Index and Single Commodity Nearby Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity must close out its position in the expiring contract (the “nearby futures contract”, “current futures contract” or “Lead Futures”) and establish a new position in a contract with a later-dated delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month may, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This would “roll” the November position into a December position, and, when the November contract expires, the market participant would still have a long position in the first nearby delivery month.

PPS-21

Traditional commodity indices generally roll into the futures contract expiring in the next nearest delivery month (or the contract closest to expiration that satisfies such indices’ pre-determined roll schedule) (each such contract, a “next nearby futures contract”, “roll futures contract” or “Next Futures”).

With respect to the underlying components of the Timing Arbitrage Index, the Single Commodity Nearby Indices roll into futures contracts according to this predetermined schedule. Unlike the Single Commodity Nearby Indices, however, in the case of the Momentum Alpha Indices, the new contract that is selected for the upcoming rolling process might be any of a number of longer-dated futures contracts, and not necessarily the contract with the next nearest delivery month.

With respect to the underlying components of the ComBATS Index, the Single Commodity Nearby Indices roll into futures contracts according to this pre-determined schedule. By comparison, each Momentum Alpha Index may roll into any of a number of specified longer-dated futures contracts selected using the Momentum Alpha Strategy, and not necessarily the contract with the next nearest delivery month.

The return from investing in a futures contract derives from the price return (changes in the price of the relevant futures contract), the roll yield, and any interest earned on the cash deposited as the initial margin for the purchase of the relevant futures contract (the “Treasury bill return”). A total return index comprised of futures contracts reflects returns from all three sources—price return, roll yield, and Treasury Bill return. An excess return index comprised of futures contracts reflects the price return and the roll return of the relevant futures contracts but does not include Treasury bill return. Both indices are total return indices.

Like other total return commodity indices, each Index reflects the total returns available as a result of changes in the levels of Index Components comprised of futures contracts, any roll yield (which may be positive or negative) generated, and the interest return on a hypothetical fully collateralized position in the futures contracts underlying the Index Components, at a specified Treasury Bill rate. The interest return is further described in the sections entitled “The Reference Indices” below.

Roll yield may be generated as a result of holding futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation”, and positive roll yield may be generated when higher-priced near-term futures contracts are “sold” to “buy” and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango”, and negative roll yields may result from the “sale” of lower priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

The ComBATS Index

The Barclays Capital Commodity Based Alpha Trading Strategy VOLT 5% Total Return Index (the “Index” or the “ComBATS Index”) seeks to capture returns from the potential relative outperformance of notional weighted long positions in certain Momentum Alpha Indices compared with equivalent notional weighted short positions in corresponding Single Commodity Nearby Indices (each, an “Index Component” and collectively, the “Index Components” or the “ComBATS Index Components”), each as described further below. The Index seeks to maintain a target volatility level of 5% by employing a non-discretionary process (the “Dynamic Leveraging Process”) to dynamically adjust its exposure to the Index Components, as described further under “The ComBATS Index–The Dynamic Leveraging Process” below.

PPS-22

The Momentum Alpha Indices and the Single Commodity Nearby Indices are each composed of exchange-traded futures contracts on physical commodities, which are rolled on a regular basis according to pre-determined schedules as described herein. As described further in the section entitled “The Commodity Futures Markets” below, futures contracts are, by their terms, subject to expiration and investors seeking to maintain exposure to a particular futures contract are required to close out their position in the expiring futures contract and establish a new position in a futures contract with a later expiry date, a process referred to as “rolling”. Traditional commodity indices, including the Single Commodity Nearby Indices, roll their position in the underlying futures contract to the “next nearby” futures contract (or the contract closest to expiration that satisfies their pre-determined roll schedule). By comparison, the Momentum Alpha Indices roll their position using a proprietary strategy (the “Momentum Alpha Strategy”) to select one of specified number of futures contracts, which may have more distant expirations, based on their relative historical performance.

The unleveraged target weights of each of the Index Components is set forth in Table C-1 below. Each of the Index Components is linked to a futures contract for one of the ten commodities listed below. The Index takes a “long” position in the Momentum Alpha Indices, which have positive unleveraged target weights within the Index and “short” positions in the Single Commodity Nearby Indices, which have a corresponding negative unleveraged target weight within the Index. As described further in “Calculation of the Index” below, the level of the Index generally reflects the difference between the returns on the Momentum Alpha Indices and the Single Commodity Nearby Indices. Therefore, if the Momentum Alpha Indices increase relative to the Single Commodity Nearby Indices, this will generally increase the level of the Index and thus the value of your Securities. Conversely, if the Momentum Alpha Indices decrease relative to the Single Commodity Nearby Indices, this will generally decrease the level of the Index and thus the value of your Securities.

The Index is a total return index, reflecting the total returns available as a result of changes in the prices of futures contracts underlying the Index Components, any roll yield (which may be positive or negative) generated from rolling from one futures contract to another, as well as the interest returns on a hypothetical fully collateralized investment in Treasury Bills. These interest returns are calculated by using the most recent weekly auction high rate for 3 Month U.S. Treasury Bills, as reported on the website www.publicdebt.treas.gov/AI/OFBills, under the column headed “Discount Rate %” published by the Bureau of the Public Debt of the U.S. Treasury (or any successor source), which is generally published once per week on Monday.

The Index Components have been selected to provide a balance of sector and commodity weights, each with an unleveraged target weight between 5% and 15%. Through the Dynamic Leveraging Process, a leverage factor of up to 150% may be applied to each Index Component in periods of low volatility as indicated by certain metrics described herein. This means that the unleveraged target weight of each Index Component may be increased by a factor of 1.50. As such, changes in the value of the Index Components will contribute to changes in the value of the Index by approximately 1.50 times the change expected if a leverage factor had not been used. Alternatively, the weight of the Index Components may be reduced during periods of increased volatility. The Index is rebalanced on a monthly basis back to the target weights, as adjusted by the Dynamic Leveraging Process.

PPS-23

Table C-1: Index Components and Target Weights Before Leverage

Commodity	Momentum Alpha Indices			Single Commodity Nearby Indices
	Name	Target Weight Before Leverage	Bloomberg Ticker	Name	Target Weight Before Leverage	Bloomberg Ticker
WTI Crude	Barclays Capital WTI Crude Momentum Alpha Excess Return Index	10%	BCC2CLMP Index	Barclays Capital WTI Crude Nearby Excess Return Index	-10%	BCC2CL0P Index
Natural Gas	Barclays Capital Natural Gas Momentum Alpha Excess Return Index	10%	BCC2NGMP Index	Barclays Capital Natural Gas Nearby Excess Return Index	-10%	BCC2NG0P Index
Heating Oil	Barclays Capital Heating Oil Momentum Alpha Excess Return Index	10%	BCC2HOMP Index	Barclays Capital Heating Oil Nearby Excess Return Index	-10%	BCC2HO0P Index
Aluminum	Barclays Capital Aluminum Momentum Alpha Excess Return Index	10%	BCC2LAMP Index	Barclays Capital Aluminum Nearby Excess Return Index	-10%	BCC2LA0P Index
Copper	Barclays Capital Copper Momentum Alpha Excess Return Index	10%	BCC2LPMP Index	Barclays Capital Copper Nearby Excess Return Index	-10%	BCC2LP0P Index
Nickel	Barclays Capital Nickel Momentum Alpha Excess Return Index	5%	BCC2LNMP Index	Barclays Capital Nickel Nearby Excess Return Index	-5%	BCC2LN0P Index
Zinc	Barclays Capital Zinc Momentum Alpha Excess Return Index	5%	BCC2LZMP Index	Barclays Capital Zinc Nearby Excess Return Index	-5%	BCC2LZ0P Index
Wheat	Barclays Capital Wheat Momentum Alpha Excess Return Index	15%	BCC2WHMP Index	Barclays Capital Wheat Nearby Excess Return Index	-15%	BCC2WH0P Index
Sugar	Barclays Capital Sugar Momentum Alpha Excess Return Index	10%	BCC2SBMP Index	Barclays Capital Sugar Nearby Excess Return Index	-10%	BCC2SB0P Index
Lean Hogs	Barclays Capital Lean Hogs Momentum Alpha Excess Return Index	15%	BCC2LHMP Index	Barclays Capital Lean Hogs Nearby Excess Return Index	-15%	BCC2LH0P Index
Sum		100%			-100%

The contract unit of the related futures contract for each commodity underlying each of the Index Components is set forth in Table C-2 below. The closing price of each futures contract is calculated by the related commodities exchange and reported on Bloomberg and Reuters under the symbols set out below.

PPS-24

Table C-2: Commodities Exchanges, Contract Units, Reuters Symbol and Bloomberg Symbol for Each Futures Contract

Futures Contract	Commodities Exchange	Contract Units	Reuters	Bloomberg
Light, Sweet Crude Oil	New York Mercantile Exchange (“NYMEX”)[1]	1,000 barrels	CL	CL
Henry Hub Natural Gas	NYMEX[1]	10,000 mmbtu	NG	NG
Heating Oil[4]	NYMEX[1]	42,000 gallons	HO	HO
Aluminum (Primary)	London Metal Exchange (“LME”)	25 metric tons	MAL	LA
Copper (Grade A)	LME	25 metric tons	MCU	LP
Nickel (Primary)	LME	6 metric tons	MNI	LN
Zinc (Special High Grade)	LME	25 metric tons	MZN	LX
Wheat	Chicago Board of Trade[2]	5,000 bushels	W	W
Sugar No. 11	ICE Futures U.S.[3]	112,000 lbs	SB	SB
Lean Hogs	Chicago Mercantile Exchange[2]	40,000 lbs	LH	LH

1	The New York Mercantile Exchange (“NYMEX”) located in New York City. On August 22, 2008, the CME Group completed its acquisition of NYMEX Holdings Inc.
2	Effective July 12, 2007, CBOT Holdings, Inc. was merged with and into Chicago Mercantile Exchange Holdings Inc. Immediately following the merger, the name of the company was changed from “Chicago Mercantile Exchange Holdings Inc.” to “CME Group Inc.” The CME Group will continue as the unified parent of both the Chicago Mercantile Exchange (“CME”) and the Chicago Board of Trade (“CBOT”), though the CME Group has stated that the CME and the CBOT will continue to have separate rulebooks. As of the completion of the merger there were no changes in CME and CBOT market rules and regulations.
3	The Intercontinental Exchange (“ICE”).
4	NYMEX has announced that the related futures contract for Heating Oil will be delisted from the exchange in 2013.

The Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC, and is denominated in U.S. dollars. The index sponsor calculates the level of the Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http://www.barcap.com/indices, or any successor website thereto, shortly thereafter. The level of the Index is also reported on Bloomberg under the ticker BCCV015T Index or any successor thereto. An “Index Business Day” is a day on which the Index (as well as each of the Index Components) is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyse.com/about/newsevents/1176373643795.html?sa_campaign=/internal_ads/homepage/08262008holidays or any successor website thereto. Any deviation from such Index Business Day schedule will be announced by the index sponsor.

The Single Commodity Nearby Indices

Each Barclays Capital Single Commodity Excess Return Index (each a “Single Commodity Nearby Index” and together, the “Single Commodity Nearby Indices”) included in the Index reflects the returns available by maintaining a rolling position in the related futures contract in Table C-3 below.

Each Single Commodity Nearby Index is composed of a single commodity futures contract that, prior to the roll period (as described below), is the futures contract set forth in Table C-3 below for that month (the “current futures contract”). Each Single Commodity Nearby Index maintains its exposure to the related commodity futures contract by closing out its position in the current futures contract and establishing a new position in the futures contract set forth in Table C-3 below for the next succeeding month during the roll period (the “roll futures contract”). Subject to the occurrence of a roll adjustment event, each Single Commodity Nearby Index rolls from the current futures contract to the roll futures contract from the fifth to the ninth Index Business Days of each month (the “roll period” and each such day, a “roll day”).

PPS-25

Table C-3: Roll Schedule for the Single Commodity Nearby Indices

Single Commodity Index	Futures Contract	Futures contract delivery months as at the first index business day of each month
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Barclays Capital WTI Crude Nearby Excess Return Index	Light, Sweet Crude Oil	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Natural Gas Nearby Excess Return Index	Henry Hub Natural Gas	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Heating Oil Nearby Excess Return Index	Heating Oil	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Aluminum Nearby Excess Return Index	Aluminum (Primary)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Copper Nearby Excess Return Index	Copper (Grade A)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Nickel Nearby Excess Return Index	Nickel (Primary)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Zinc Nearby Excess Return Index	Zinc (Special High Grade)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Wheat Nearby Excess Return Index	Wheat	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar

Barclays Capital Sugar Nearby Excess Return Index	Sugar No. 11	Mar	Mar	May	May	Jul	Jul	Oct	Oct	Oct	Mar	Mar	Mar

Barclays Capital Lean Hogs Nearby Excess Return Index	Lean Hogs	Feb	Apr	Apr	Jun	Jun	Jul	Aug	Oct	Oct	Dec	Dec	Feb

PPS-26

For example, on the first Index Business Day of January, the Barclays Capital WTI Crude Excess Return Index (the “WTI Crude Index”) is composed of the Light, Sweet Crude Oil futures contract with delivery month of February. During the January roll period, the WTI Crude Index maintains its exposure to the Light, Sweet Crude Oil futures contract by closing out its position in the Light, Sweet Crude Oil futures contract with delivery month of February and establishing a new position in the Light, Sweet Crude Oil futures contract with delivery month of March.

Each Single Commodity Nearby Index is an excess return index reflecting the price return and roll return of the relevant futures contract but not the Treasury Bill return.

Each Single Commodity Index is maintained and calculated by the index sponsor, and is denominated in U.S. dollars. The index sponsor calculates the level of each Single Commodity Nearby Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http://www.barcap.com/indices, or any successor website thereto, shortly thereafter. The level of each Single Commodity Nearby Index is also reported on Bloomberg under the tickers set forth on Table C-1 on page PPS-24.

Calculation of Each Single Commodity Nearby Index

The level of each Single Commodity Nearby Index is deemed to have been 100.0000 on December 31, 1998, which we refer to as the “Single Commodity Index Commencement Date”. The table below sets forth the dates on which the index sponsor began to calculate each Single Commodity Nearby Index.

Table C-4: Date the Index Sponsor Began to Calculate Each Single Commodity Nearby Index

Single Commodity Nearby Index	Date on which the index sponsor began to calculate each Single Commodity Nearby Index
Barclays Capital WTI Crude Nearby Excess Return Index	November 7, 2007

Barclays Capital Heating Oil Nearby Excess Return Index	November 7, 2007

Barclays Capital Natural Gas Nearby Excess Return Index	November 7, 2007

Barclays Capital Aluminum Nearby Excess Return Index	November 7, 2007

Barclays Capital Copper Nearby Excess Return Index	June 19, 2008

Barclays Capital Nickel Nearby Excess Return Index	November 7, 2007

Barclays Capital Zinc Nearby Excess Return Index	November 7, 2007

Barclays Capital Wheat Nearby Excess Return Index	November 7, 2007

Barclays Capital Sugar Nearby Excess Return Index	November 7, 2007

Barclays Capital Lean Hogs Nearby Excess Return Index	November 7, 2007

On any given Index Business Day, the level of each Single Commodity Nearby Index is equal to:

where:

“ERt ” means the Single Commodity Nearby Index level on Index Business Day t;

PPS-27

“ERt-1” means the Single Commodity Nearby Index level on the Index Business Day that immediately precedes Index Business Day t; and

“PRt” means the daily price return of the current futures contract on Index Business Day t calculated using the formulae below.

The Single Commodity Nearby Index level is rounded to seven significant figures (with halves rounded up).

The daily price return (“PRt”) on any given Index Business Day outside of the roll period is calculated as follows:

where:

“PRt ” means the daily price return of the current futures contract on Index Business Day t;

“Pk,t” means the closing price for the current futures contract on Index Business Day t; and

“Pk,t-1” means the closing price for the current futures contract on the Index Business Day that immediately precedes Index Business Day t.

The daily price return (“PRt”) on any given Index Business Day during the roll period is calculated as follows:

where:

“PRt ” means the daily price return of the current futures contract and roll futures contract on Index Business Day t;

“CWk,t-1” means, subject to the occurrence of a roll adjustment event, the contract weight for the current futures contract on the Index Business Day that immediately precedes Index Business Day t; the contract weight for the current futures contract is equal to 1.0 at the start of each month and is reduced by one fifth on each roll day, starting on the first roll day, such that on the last roll day during the roll period, it is equal to 0.0;

“Pk,t” means the closing price for the current futures contract on Index Business Day t;

“Pk,t-1” means the closing price for the current futures contract on the Index Business Day that immediately precedes Index Business Day t;

“P’k,t” means the closing price for the roll futures contract on Index Business Day t; and

“P’k,t-1” means the closing price for the roll futures contract on the Index Business Day that immediately precedes Index Business Day t.

Roll Adjustments

If, on any Index Business Day during a roll period, a “roll adjustment event” occurs, then the contract weight for the current futures contract will not decrease by one fifth, and the portion of the roll that would otherwise have taken place on such Index Business Day (the “deferred portion”) will roll on the next Index Business Day on which no roll adjustment event is occurring. If roll adjustment events occur on successive Index

PPS-28

Business Days during the roll period, then all deferred portions will roll on the next Index Business Day on which no roll adjustment event is occurring. If such next Index Business Day is also a roll day, then both the deferred portion(s) and the portion scheduled to roll on such roll day will roll on such next Index Business Day. If the roll of the current futures contract into the roll futures contract is not completed during the roll period as a result of the occurrence of one or more roll adjustment events on one or more roll days, then the deferred portion(s) will roll on the first Index Business Day after the roll period on which no roll adjustment event is occurring.

Any of the following will constitute a “roll adjustment event”:

•	the relevant commodities exchange or other price source is not open for trading;

•	a failure by the relevant commodities exchange or other price source to announce or publish the closing price(s) for the relevant futures contract(s);

•	a material limitation, suspension, or disruption of trading in the relevant futures contract;

•

the closing price(s) for the relevant futures contract(s) is a “limit price”, which means that the closing price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the relevant commodity exchange rules; or

•

any other event that the index sponsor determines may materially interfere with the ability of participants on the applicable exchange to acquire, establish, re-establish, substitute, maintain, unwind or dispose of positions in the relevant futures contracts or the proper functioning of the relevant commodities exchange.

PPS-29

The Momentum Alpha Indices

Each Barclays Capital Momentum Alpha Index (the “Momentum Alpha Index” and collectively, the “Momentum Alpha Indices”) underlying the Index is designed to give investors exposure to each of the commodities underlying the corresponding Single Commodity Nearby Index, as set forth in Table C-5. The Single Commodity Nearby Indices maintain their exposure to underlying commodities by always rolling into the next nearby futures contract (or the contract closest to expiration that satisfies its pre-determined roll schedule). By comparison, the Momentum Alpha Indices may roll into one of a specified number of futures contracts, which may have more distant expirations, as selected by the Momentum Alpha Strategy based on their relative historical performance. Each such contract selected by the Momentum Alpha Strategy is referred to as the “Selected Contract”.

The level of each Momentum Alpha Index is calculated using the same methodology as the Single Commodity Nearby Indices and the Momentum Alpha Indices roll their positions in the underlying futures contracts in the same manner as the Single Commodity Nearby Indices, except for adjustments to reflect the inclusion of the Selected Contracts underlying each Momentum Alpha Index. Each Momentum Alpha Index is an excess return index reflecting the price return and the roll return of the relative futures contract but not the Treasury Bill return.

Each Momentum Alpha Index is maintained and calculated by the index sponsor, and is denominated in U.S. dollars. The index sponsor calculates the level of each Momentum Alpha Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http:www.barcap.com/indices, or any successor website thereto, shortly thereafter. The level of each Momentum Alpha Index is also reported on Bloomberg under the tickers set forth in Table C-1 above.

Contract Selection using the Momentum Alpha Strategy

On the last business day for each calendar month (the “Momentum Alpha Observation Date”), and for each underlying commodity, a non-discretionary selection process referred to as the Momentum Alpha Strategy is used to determine the Selected Contract that will underlie each Momentum Alpha Index following the roll period. The Selected Contract for each relevant commodity will be the futures contract in which the Selected Tenor Index will invest during the next roll period of the Selected Tenor Index. For each relevant commodity, a “Selected Tenor Index” is determined using the following steps:

Step 1: Calculate the Average Alpha Return for each Eligible Tenor Index

A “Tenor Index” for a commodity tracks the performance of holding and rolling a series of futures contracts for a commodity. Each Single Commodity Nearby Index tracks the performance of holding and rolling its position in the next nearby futures contract (or the contract closest to expiration that satisfies its pre-determined roll schedule, as set out in Table C-3 above). The Nearby, 1-month, 2-month and 5-month Tenor Indices for each commodity (collectively, the “Eligible Tenor Indices”) track the performance of holding and rolling into futures contracts that will underlie the Single Commodity Nearby Index for the same commodity currently held, 1 months in the future, 2 months in the future, and 5 months in the future, respectively.

The “Average Alpha Return” for each Eligible Tenor Index is constructed to measure the performance of each Eligible Tenor Index relative to the performance of the Single Commodity Nearby Index for the same underlying commodity over the past 12 months. The Average Alpha Return for each Eligible Tenor Index is equal to the arithmetic average of the Annual Alpha Returns for such Eligible Tenor Index on the preceding five Index Business Days. On any Index Business Day, the “Annual Alpha Return” for each Eligible Tenor Index represents the difference between the returns on each Eligible Tenor Index and the returns on the Nearby Tenor Index over the preceding 12 months.

Step 2: Identify the Candidate Index

Next, the Average Alpha Returns for each Eligible Tenor Index for a particular commodity are compared and the Eligible Tenor Index with the highest Average Alpha Return is deemed to be the “Candidate Index”. If two or more Eligible Tenor Indices have the same highest Average Alpha Return, the Eligible Tenor Index that is closest to expiration will be deemed to be the Candidate Index.

PPS-30

Step 3: Compute the Incumbency Ratio and determine the Selected Tenor Index

The “Incumbency Ratio” is the difference between the Average Alpha Return of the Candidate Index and the Average Alpha Return of the Selected Tenor Index chosen on the immediately preceding Momentum Alpha Observation Date (the “Incumbent Index”), relative to the difference between the highest and lowest Average Alpha Returns for all Eligible Tenor Indices for such commodity. If the Incumbency Ratio is:

i.	5% or more, the Candidate Index is deemed to be the Selected Tenor Index;

ii.	less than 5%, the Incumbent Index remains the Selected Tenor Index.

In the subsequent roll period, the Selected Contract into which each Momentum Alpha Index will roll will be the futures contract in which the Selected Tenor Index will invest during the next roll period.

Historical Selection of Selected Tenor Indices

Table C-5 below shows the monthly Selected Tenor Indices for each Momentum Alpha Index since May 2010. A value of “0” indicates the Nearby Tenor Index and other numbers indicate the “n”-months Tenor Index. For example, for WTI Crude, the contract chosen to underlie the Momentum Alpha Index following the May 2010 roll period was the contract into which the 5-month Tenor Index for WTI Crude would roll during the May 2010 roll period. Conversely, the contract chosen to underlie the Momentum Alpha Index following the July 2010 roll period was the contract into which the Single Commodity Nearby Index for WTI Crude would roll during the July 2010 roll period. The Momentum Alpha Indices were launched on December 14, 2007. All data relating to the period prior to the launch of the Momentum Alpha Indices are historical estimates by the index sponsor using available data about the closing prices of futures contracts for each of the underlying commodities during the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance of any of the Momentum Alpha Indices.

Table C-5: Tenor Index Selections of the Momentum Alpha Indices Since May 2010

For Month	WTI Crude CL	Natural Gas NG	Heating Oil HO	Aluminum LA	Copper LP	Nickel LN	Zinc LX	Wheat W	Sugar SB	Lean Hogs LH
May-10	2	5	0	1	5	2	2	5	5	5
Jun-10	5	5	0	2	5	5	5	5	5	0
Jul-10	5	5	0	2	5	5	5	5	5	0
Aug-10	5	1	0	5	5	5	5	1	5	5
Sep-10	5	0	5	1	5	5	5	1	5	5
Oct-10	5	0	0	1	5	5	5	1	5	5
Nov-10	5	5	0	2	5	5	5	5	5	5
Dec-10	5	0	0	2	1	5	5	5	5	5
Jan-11	5	5	2	2	0	5	5	5	5	5
Feb-11	5	2	0	2	5	5	2	5	5	5
Mar-11	5	5	2	5	5	5	5	5	5	5
Apr-11	5	2	2	5	5	5	5	5	5	5
May-11	5	0	2	2	5	5	5	5	5	5
Jun-11	5	2	2	2	5	5	0	5	5	5
Jul-11	5	5	2	2	5	5	0	5	0	5
Aug-11	5	5	0	5	5	5	5	5	5	5
Sep-11	5	5	0	5	5	5	5	5	5	5
Oct-11	5	5	0	5	5	5	5	5	5	5
Nov-11	5	5	0	5	5	5	5	5	5	5

PPS-31

Calculation of the Momentum Alpha Indices

The level of each Momentum Alpha Index is deemed to have been 100.0000 on December 31, 1999, which we refer to as the “Momentum Alpha Index commencement date”. The date the index sponsor began to calculate each Momentum Alpha Index was December 14, 2007. On any given Index Business Day, the level of each Momentum Alpha Index will be equal to an amount calculated according to the same formula described above under “Calculation of Each Single Commodity Nearby Index”, except that for purposes of such calculation: (i) the current futures contract on Index Business Day t will be the futures contract in which the Incumbent Index has a position on Index Business Day t and (ii) the roll futures contract on Index Business Day t (in the case of an Index Business Day during the roll period) will be the futures contract into which the Selected Tenor Index would roll during that roll period.

The level of each Eligible Tenor Index that potentially could become a Selected Tenor Index is calculated according to the same rules as the Single Commodity Nearby Indices, with the exception of adjustments to reflect the inclusion of the futures contracts underlying such Eligible Tenor Indices.

Roll Adjustments

The methodology for rolling each current futures contract underlying the Momentum Alpha Index into the futures contract into which the Selected Tenor Index would roll follows the same roll adjustment rules as the Single Commodity Nearby Indices, as described under “Roll Adjustments” above.

The Dynamic Leveraging Process

Through the Dynamic Leveraging Process, the Index reacts to market volatility by dynamically adjusting its exposure to the respective Index Components. When the Realized Volatility (as defined below) of the Index is above the Target Volatility (as defined below) of the Index, exposure to the Index Components is generally decreased. When Realized Volatility is below the Target Volatility, exposure to the Index Components is generally increased.

Volatility is a measure of the magnitude of the movements of the price of an asset (or level of an index) over a period of time. Realized volatility is a measure of the historical volatility of an asset (or index) and is calculated using historical prices (or levels) of the asset (or index) observed periodically in the market over a set period. Realized volatility is characterized by the frequency of the observations of the asset price (or index level) used in the calculation and the period over which observations are made. For instance, one-month daily realized volatility denotes realized volatility calculated from daily closing asset prices over a one-month period.

On the Index Business Day immediately preceding each Rebalancing Date (the “Volatility Observation Date”), the Dynamic Leveraging Process is used to determine the weight of each Index Component for the succeeding month using the following steps.

The “Target Volatility” means, in respect of the Index, the target volatility used in the Dynamic Leveraging Process. The Target Volatility is equal to 5%.

The “Maximum Leverage” means, in respect of the Index, the maximum leverage that can be applied in the Dynamic Leveraging Process. The Maximum Leverage is equal to 150%.

The “Leverage Step Size” means, in respect of the Index, the minimum change in leverage applied in the Dynamic Leveraging Process. The Leverage Step Size is equal to 5%.

PPS-32

The “Volatility Calculation Period” means, in respect of the Index, the number of consecutive Index Business Days that are used in the Dynamic Leveraging Process to calculate the unleveraged realized volatility of the Index, as described further in Step 1 below. The Volatility Calculation Period is equal to 30 consecutive Index Business Days. The Volatility Calculation Period used for each Dynamic Leveraging Process will end on and include the Volatility Observation Date.

The “Unleveraged Index” means the Barclays Capital Commodity Based Alpha Trading Strategy 6 Excess Return Index (which is calculated identically to the Index except that it does not apply any leverage through the Dynamic Leveraging Process).

Step #1: Calculate the Realized Volatility of the Index

The first step is to calculate the Realized Volatility of the Index. The “Realized Volatility” is the calculation of the amount of movement of the level of the Unleveraged Index during the Volatility Calculation Period. The Realized Volatility measures the actual historical volatility of the Unleveraged Index during the Volatility Calculation Period.

Step #2: Determine the Dynamic Leverage Factor

The second step is to determine the Dynamic Leverage Factor. The “Dynamic Leverage Factor” is equal to the Target Volatility divided by the Realized Volatility, rounded to the nearest Leverage Step Size (5%) and subject to a cap equal to the Maximum Leverage (150%). For example, if the Target Volatility is equal to 5% and the Realized Volatility is 4.5%, then 5% is divided by 4.5% which equals 111.11%. The result is then rounded to the Leverage Step Size which is 110%. The Dynamic Leverage Factor of 110% is less than the cap amount of 150% so 110% is the Dynamic Leverage Factor.

This calculation is intended to calculate how much leverage is needed for the Index to achieve the target volatility of 5%. If the Realized Volatility is above the Target Volatility, then the exposure to the Index is generally decreased. If the Realized Volatility is below the Target Volatility, then the exposure to the Index is generally increased.

The applicable Dynamic Leverage Factor is then used in the calculation of the level of the Index as described below under “Calculation of the Index”.

Calculation of the Index

The level of the Index is deemed to have been 100.0000 on January 31, 2000, which we refer to as the “index commencement date”. On any given Index Business Day, the Index level (“TRt”) is equal to:

Where the “Excess Return” (“ERt”) is calculated as follows:

Index Positioni, R (Leveli,t – Leveli, t-1)

PPS-33

And where the “Collateral Return” (“CRt”) is calculated as follows:

where:

“i” means the Index Component i;

“n” means the number of Index Components in the Index, which is equal to 10;

“t” means the Index Business Day t;

“t-1” means the Index Business Day immediately prior to the Index Business Day t;

“Leveli,t” means the official level of Index Component i published and calculated by the index sponsor on Index Business Day t;

“Leveli, t-1” means the official level of Index Component i published and calculated by the index sponsor on Index Business Day t-1 (in other words, the official level of Index Component i on the Index Business Day immediately prior to the Index Business Day t);

and where:

“d” means the Volatility Observation Date immediately preceding Rebalancing Date R;

“R” means the Rebalancing Date;

“DLd” means the Dynamic Leverage Factor of such Index on the Volatility Observation Date d as determined in accordance with the steps described above in “The Dynamic Leveraging Process”;

“Target Weighti,d” means the target weight of Index Component i on the Volatility Observation Date d;

“Index Leveld” means the Excess Return Index value on the Volatility Observation Date d;

“Pricei,d” means the final settlement price of the Index Component i on the Volatility Observation Date d;

“n” means the number of calendar days between Index Business Day t and the immediately preceding Index Business Day; and

“TBILLt -1 ” means the high rate for the most recent 13-Week (91-Day) US Treasury bill auction prior to Index Business Day t as published by the U.S. Department of the Treasury Bureau of the Public Debt on the website www.treasurydirect.gov/RI/OFBills under column “Discount Rate %”, or if this source is not available, such other source as the index sponsor may determine in its sole discretion.

PPS-34

The level of the Index is rounded to seven significant figures (with halves rounded up).

Rebalancing of the Index

The Index seeks to capture the potential relative outperformance, if any, of notional long positions in ten Momentum Alpha Indices, as adjusted by the Dynamic Leveraging Process, and equivalent notional short positions in the ten corresponding Single Commodity Nearby Indices, in each case according to the target weights specified in Table C-1 above. However, the futures contracts underlying the Momentum Alpha Indices may differ from the futures contracts underlying the Single Commodity Nearby Indices for the same commodity. As such, the relative weights of each Momentum Alpha Index and corresponding Single Commodity Nearby Index may differ on any Index Business Day as a result of differences in the performance of the underlying futures contracts. In order to try to minimize potential percentage weighting differences, the Index rebalances the actual weights of the Index Components on the last Index Business Day of each calendar month (the “Rebalancing Date”) to target the relative weights, as adjusted by the Dynamic Leveraging Process, listed above.

If, on any Rebalancing Date, an Index Disruption Event occurs or is continuing with respect to an Index Component, then the rebalancing with respect to such Index Component shall be postponed to the next Index Business Day on which there is no Index Disruption Event for such Index Component. For the avoidance of doubt, all Index Components in respect of which no Index Disruption Event is occurring or continuing on any Rebalancing Date, shall be rebalanced on that date.

Historical and Hypothetical Historical Index Levels

The Index was launched on December 29, 2000. All data relating to the period prior to the launch of the Index in the graph below is an historical estimate by the index sponsor using available data about the closing prices of futures contracts underlying each of the Index Components and the Eligible Tenor Indices during the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance of the Index. The level of the Index on December 5, 2011 for historical purposes only was 488.24. The level of the Index on the Initial Valuation Date is [    ].

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PPS-35

Modifications to the ComBATS Index or the Index Components

The index sponsor does not presently intend to modify the Index or any of the Single Commodity Nearby Indices or Momentum Alpha Indices (each, a “Sponsored Index” and, collectively, the “Sponsored Indices”). However, under certain circumstances described in this section, the index sponsor may, in its sole discretion and in a commercially reasonable manner, make modifications to the Sponsored Indices. The index sponsor will promptly publish any such modifications on http://www.barcap.com/indices/.

Index Disruption Events

If, on any Index Business Day, an “Index Disruption Event” (as defined below) occurs that, in the sole discretion of the index sponsor, affects any Sponsored Index, the index sponsor may:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the index sponsor considers necessary in order to maintain the objectives of such Sponsored Index, or (b) the level of such Sponsored Index as the index sponsor considers appropriate;

•

defer publication of the level of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Index Disruption Event is occurring;

•

replace the commodity futures contract included in such Sponsored Index with any successor commodity futures contract(s) that the index sponsor considers appropriate for the purposes of continuing such Sponsored Index;

•	defer or suspend publication of the Sponsored Index in its sole discretion at any time; and/or

•	discontinue supporting such Sponsored Index or terminate the calculation of the level of such Sponsored Index and the publication of such level.

Any of the following will be an “Index Disruption Event”:

•

a material limitation, suspension or disruption in the trading of the commodity futures contracts underlying the Sponsored Index (including, but not limited to, (a) the relevant commodity exchange or other price source is not open for trading, (b) a failure by the relevant commodity exchange or other price source to announce or publish the closing price for such commodity futures contracts, (c) the closing price for such commodity futures contracts is a “limit price”, which means that the closing price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the relevant commodity exchange rules), or (d) any other event that the index sponsor determines may materially interfere with the ability of participants on the relevant commodity exchange to acquire, establish, re-establish, substitute, maintain, unwind or dispose of positions in such commodity futures contracts or the proper functioning of the relevant commodity exchange;

•

the index sponsor determines, in its sole discretion, that any of the Index Components or underlying futures contracts has ceased (or will cease) to be liquid, traded and/or publicly quoted for any reason in a manner acceptable to the index sponsor;

•

the index sponsor determines, in its sole discretion, that (a) a change in the quality, construction, composition, or calculation methodology of the closing price of such futures contracts has occurred, and/or (b) any event or measure that results in such futures contracts being changed or altered has occurred;

•

the index sponsor deems it necessary, at any time and in its sole discretion, to replace such futures contract(s) with an appropriate successor or appropriate successors in order to maintain the objectives of the relevant Sponsored Index;

PPS-36

•

the index sponsor determines, at any time, that it is necessary to adjust the level of a Sponsored Index as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates in relation to a Sponsored Index);

•	it is necessary to adjust the value of the change the related futures contracts or Index Components or the methodology used to compose or calculate the related Sponsored Index;

•	an Index Force Majeure Event, as defined below, that lasts for at least 10 consecutive calendar days; and/or

•

any other event that would make the calculation of a Sponsored Index impossible or infeasible, technically or otherwise, or that makes such Sponsored Index non-representative of market prices or undermines the objectives of such Sponsored Index or the reputation of such Sponsored Index as a fair and tradable benchmark.

The following event will not be an Index Disruption Event:

•

a limitation on the hours or numbers of days of trading on the relevant exchanges, trading facilities or markets, but only if the limitation results from an announced change in the regular business hours of the relevant exchanges, trading facilities or markets.

Index Force Majeure Events

If, on any Index Business Day, an “Index Force Majeure Event” occurs that, in the sole discretion of the index sponsor, affects a Sponsored Index, the index sponsor may, in order to take into account such Index Force Majeure Event:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the index sponsor considers necessary in order to maintain the objectives of such Sponsored Index, or (b) the value or level of such Sponsored Index as the index sponsor considers appropriate; and/or

•

defer publication of the value or level of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Index Force Majeure Event is occurring.

An “Index Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects any Sponsored Index and/or underlying futures contracts.

Change in Methodology

While the index sponsor currently employs the methodology described in this pricing supplement to calculate the Sponsored Indices, from time to time it may be necessary to modify the methodology (including the information or inputs on which the Sponsored Indices are based). The index sponsor reserves the right, in its sole discretion, to make such modifications to the methodology in a commercially reasonable manner. Where the index sponsor elects to make a modification or change in the methodology, the index sponsor will make reasonable efforts to ensure that such modifications will result in a methodology that is consistent with the methodology described above.

Termination

The index sponsor may, in its sole discretion, at any time and without notice, terminate the calculation and publication of the value or level of any Sponsored Index. See “Indices—Adjustments Relating to Securities with a Reference Asset Comprised of an Index or Indices” in the accompanying prospectus supplement for more information.

PPS-37

Cancellation

If on any Index Business Day the value of the Index becomes less than 10 (ten), the index sponsor may, in its sole discretion, (a) set the unleveraged target weights for the Index Components in respect of the next and all following Rebalancing Dates to zero and (b) cease publication of the value of the Index from the Index Business Day following the next Rebalancing Date (subject to the occurrence of certain Index Disruption Events).

Errors

The index sponsor reserves the right to make adjustments to correct errors contained in previously published information relating to the Sponsored Indices, including but not limited to their values or levels, and to publish the corrected information, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication. Notwithstanding the above, the index sponsor will not adjust or correct any previously published values or levels other than in cases of manifest error.

Adjustments

The index sponsor may, at any time and without notice, change the name of the Sponsored Indices, the place and time of the publication of their values or levels and the frequency of publication of their values or levels.

Trademark

Each of the Barclays Capital Commodity Based Alpha Trading Strategy VOLT 5% Total Return Index, the Barclays Capital Commodity Based Alpha Trading Strategy 6 Total Return Index™, the Barclays Capital Single Commodity Excess Return Indices, and the Barclays Capital Momentum Alpha Index Methodology™ is a trademark of Barclays Bank PLC.

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of the Sponsored Indices, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Sponsored Indices. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Sponsored Indices or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Sponsored Indices or publication of their values or levels (or failure to publish such values or levels) and any use to which any person may put the Sponsored Indices or their values or levels. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the values or levels of the Sponsored Indices, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

PPS-38

The Timing Arbitrage Index

The Barclays Capital Commodity Strategy 1599 Total Return Index (the “Index”) seeks to capture returns from the potential relative outperformance of notional weighted long positions in certain Modified Single Commodity Indices compared with equivalent notional weighted short positions in corresponding Single Commodity Indices (each, an “Index Component” and collectively, the “Index Components”), as described further below.

The Modified Single Commodity Indices and the Single Commodity Indices are each composed of exchange-traded futures contracts on physical commodities, which are each rolled on a pre-determined schedule. As described further in the section entitled “The Commodity Futures Markets” below, futures contracts are, by their terms, subject to expiration and investors seeking to maintain exposure to a particular futures contract are required to close out their position in the expiring futures contract and establish a new position in a futures contract with a later expiry date, a process referred to as “rolling”. Traditional commodity indices, including the Single Commodity Indices, roll their position in the underlying futures contract to the “next nearby” futures contract (or the contract closest to expiration that satisfies their pre-determined roll schedule). By comparison, the Modified Single Commodity Indices roll their position using a similar strategy, but modified to roll their position approximately two weeks earlier than the Single Commodity Indices (the “Modified Single Commodity Strategy”).

The target weights of each of the Index Components are set forth in Table TA-1 below. Each of the Index Components is linked to a futures contract, or, during a roll period, to more than one futures contract, for one of the seven commodities listed below. The Index takes leveraged “long” positions in the Modified Single Commodity Indices, which have positive target weights within the Index, and leveraged “short” positions in the Single Commodity Indices, which have a corresponding negative target weight within the Index. As described further in “Calculation of the Index” below, the level of the Index generally reflects the difference between the returns on the Modified Single Commodity Indices and the Single Commodity Indices. Therefore, if the Modified Single Commodity Indices increase relative to the Single Commodity Indices, this will generally increase the level of the Index and thus the value of your Securities. Conversely, if the Modified Single Commodity Indices decrease relative to the Single Commodity Indices, this will generally decrease the level of the Index and thus the value of your Securities.

The Index is a total return index, reflecting the total returns available as a result of changes in the prices of futures contracts underlying the Index Components, any roll yield (which may be positive or negative) generated from rolling from one futures contract to another, as well as the interest returns on a hypothetical fully collateralized investment in Treasury Bills. These interest returns are calculated by using the most recent weekly auction high rate for 3 Month U.S. Treasury Bills, as reported on the website www.publicdebt.treas.gov/AI/OFBills, under the column headed “Discount Rate %” published by the Bureau of the Public Debt of the U.S. Treasury (or any successor source), which is generally published once per week on Monday.

The Index uses leverage to increase its exposure to the underlying Modified Single Commodity Indices and Single Commodity Indices. The leverage factor is 400%, which means that the base weight of each Index Component is increased by a factor of four to reach its target weight. As such, changes in the value of the Index Components will contribute to changes in the value of the Index by approximately four times the change expected if a leverage factor had not been used.

PPS-39

Table TA-1: Index Components and Target Weights

	Modified Single Commodity Indices				Single Commodity Indices
Commodity	Name	Base Weight	Target Weight	Bloomberg Ticker	Name	Base Weight	Target Weight	Bloomberg Ticker
WTI Crude (Reduced Roll)	Barclays Capital WTI Crude Reduced Roll Nearby Pre-Pre Roll ER	25.0%	100.0%	BCC2RWFP Index	Barclays Capital WTI Crude Reduced Roll Nearby ER	-25.0%	-100.0%	BCC2RW0P Index
Brent Crude (Reduced Roll)	Barclays Capital Brent Crude Reduced Roll Nearby Pre-Pre Roll ER	12.5%	50.0%	BCC2RCFP Index	Barclays Capital Brent Crude Reduced Roll Nearby ER	-12.5%	-50.0%	BCC2RC0P Index
Natural Gas (Reduced Roll)	Barclays Capital Natural Gas Reduced Roll Nearby Pre-Pre Roll ER	12.5%	50.0%	BCC2RGFP Index	Barclays Capital Natural Gas Reduced Roll Nearby ER	-12.5%	-50.0%	BCC2RG0P Index
Sugar	Barclays Capital Sugar Nearby Pre-Pre Roll ER	12.5%	50.0%	BCC2SBFP Index	Barclays Capital Sugar Nearby ER	-12.5%	-50.0%	BCC2SB0P Index
Lean Hogs	Barclays Capital Lean Hogs Nearby Pre-Pre Roll ER	12.5%	50.0%	BCC2LHFP Index	Barclays Capital Lean Hogs Nearby ER	-12.5%	-50.0%	BCC2LH0P Index
Wheat	Barclays Capital Wheat Nearby Pre-Pre Roll ER	12.5%	50.0%	BCC2WHFP Index	Barclays Capital Wheat Nearby ER	-12.5%	-50.0%	BCC2WH0P Index
Zinc (Reduced Roll)	Barclays Capital Zinc Reduced Roll Nearby Pre-Pre Roll ER	12.5%	50.0%	BCC2RZFP Index	Barclays Capital Zinc Reduced Roll Nearby ER	-12.5%	-50.0%	BCC2RZ0P Index
Sum		100%	400%			-100%	-400%

PPS-40

The contract unit of the related futures contract for each commodity underlying each of the Index Components is set forth in Table TA-2 below. The closing price of each futures contract is calculated by the related commodities exchange and reported on Bloomberg and Reuters under the symbols set out below.

Table TA-2: Commodities Exchanges, Contract Units, Reuters Symbol and Bloomberg Symbol for Each Futures Contract

Futures Contract	Commodities Exchange	Contract Units	Quote	Reuters	Bloomberg
Light, Sweet Crude Oil	New York Mercantile Exchange (“NYMEX”) [1]	1,000 barrels	USD/barrel	CL	CL

Brent Crude	ICE Futures Europe[2]	1,000 barrels	USD/barrel	CO	CO

Henry Hub Natural Gas	NYMEX[1]	10,000 mmbtu	USD/mmbtu	NG	NG

Zinc (Special High Grade)	London Metal Exchange (“LME”)	25 metric tons	USD/metric ton	MZN	LX

Wheat	Chicago Board of Trade[3]	5,000 bushels	U.S. cents/bushel	W	W

Sugar No. 11	ICE Futures U.S. [2]	112,000 lbs	U.S. cents/pound	SB	SB

Lean Hogs	Chicago Mercantile Exchange[3]	40,000 lbs	U.S. cents/pound	LH	LH

1	The New York Mercantile Exchange (“NYMEX”) located in New York City. On August 22, 2008, the CME Group completed its acquisition of NYMEX Holdings Inc.
2	The Intercontinental Exchange (“ICE”). The New York Cotton Exchange is a division of the New York Board of Trade (NYBOT). Effective January 12, 2007, the New York Board of Trade (NYBOT) was merged with and into, and is now a wholly-owned subsidiary of, the ICE.
3	Effective July 12, 2007, CBOT Holdings, Inc. was merged with and into Chicago Mercantile Exchange Holdings Inc. Immediately following the merger, the name of the company was changed from “Chicago Mercantile Exchange Holdings Inc.” to “CME Group Inc.” The CME Group will continue as the unified parent of both the Chicago Mercantile Exchange (“CME”) and the Chicago Board of Trade (“CBOT”), though the CME Group has stated that the CME and the CBOT will continue to have separate rulebooks. As of the completion of the merger there were no changes in CME and CBOT market rules and regulations.

The Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC, and is denominated in U.S. dollars. The index sponsor calculates the level of the Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day. The level of the Index is reported on Bloomberg under the ticker BXCS1599 Index or any successor thereto. An “Index Business Day” is a day on which the Index (as well as each of the Index Components) is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyse.com/about/newsevents/1176371176373.html or any successor website thereto. Any deviation from such Index Business Day schedule will be announced by the index sponsor.

PPS-41

Calculation of the Index

The level of the Index is deemed to have been 100.0000 on January 31, 2000, which we refer to as the “index commencement date”. On any given Index Business Day, the Index level (“TRt”) is equal to:

Where the “Excess Return” (“ERt”) is calculated as follows:

Index Positioni, R (Leveli,t – Leveli, t-1)

And where the “Collateral Return” (“CRt”) is calculated as follows:

where:

“i” means the Index Component i;

“n’ means the number of Index Components in the Index, which is equal to 14;

“t” means the Index Business Day t;

“t-1” means the Index Business Day immediately prior to the Index Business Day t;

“Leveli,t” means the official level of Index Component i published and calculated by the index sponsor on Index Business Day t;

“Leveli, t-1” means the official level of Index Component i published and calculated by the index sponsor on Index Business Day t-1 (in other words, the official level of Index Component i on the Index Business Day immediately prior to the Index Business Day t);

and where:

PPS-42

“R” means the Rebalancing Date (as defined below) immediately preceding Index Business Day t;

“d” means the relevant Observation Date (as defined below) d immediately preceding Rebalancing Date R;

“Target Weighti” means the Target Weight of Index Component i;

“Index Leveld” means the Index level on Observation Date d; and

“Pricei,d” means the official level of Index Component i published and calculated by the index sponsor on Observation Date d.

“n” means the number of calendar days between Index Business Day t and the immediately preceding Index Business Day; and

“TBILLt-1” means the high rate for the most recent 13-Week (91-Day) US Treasury bill auction prior to Index Business Day t as published by the U.S. Department of the Treasury Bureau of the Public Debt on the website www.treasurydirect.gov/RI/OFBills under column “Discount Rate %”, or if this source is not available, such other source as the index sponsor may determine in its sole discretion.

The level of the Index is rounded to seven significant figures (with halves rounded up).

The Single Commodity Indices

Each Barclays Capital Single Commodity Excess Return Index (each a “Single Commodity Index” and together, the “Single Commodity Indices”) included in the Index reflects the returns available by maintaining a rolling position in the related futures contract in Table TA-3(a) below.

Each Single Commodity Index is composed of a single commodity futures contract that, prior to the Standard Roll Period (as described below), is the futures contract set forth in Table TA-3(a) below for that month (the “Standard Current Futures Contract”). Each Single Commodity Index maintains its exposure to the related commodity futures contract by closing out its position in the Standard Current Futures Contract and establishing a new position in the futures contract set forth in Table TA-3(a) below for the next succeeding month during the Standard Roll Period (the “Standard Roll Futures Contract”). Subject to the occurrence of a Standard Roll Adjustment Event, each Single Commodity Index rolls from the Standard Current Futures Contract to the Standard Roll Futures Contract from the fifth to the ninth Index Business Days of each month (the “Standard Roll Period” and each such day, a “Standard Roll Day”).

PPS-43

Table TA-3(a): Standard Roll Schedule for the Single Commodity Indices

Single Commodity Index	Futures Contract	Futures contract delivery months as at the first index business day of each month
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Barclays Capital WTI Crude Reduced Roll Nearby ER	Light, Sweet Crude Oil	H	H	K	K	N	N	U	U	X	X	F	F
Barclays Capital Brent Crude Reduced Roll Nearby ER	Brent Crude	H	K	K	N	N	U	U	X	X	F	F	H
Barclays Capital Natural Gas Reduced Roll Nearby ER	Henry Hub Natural Gas	H	H	K	K	N	N	U	U	X	X	F	F
Barclays Capital Sugar Nearby ER	Sugar No. 11	H	H	K	K	N	N	V	V	V	H	H	H
Barclays Capital Lean Hogs Nearby ER	Lean Hogs	G	J	J	M	M	N	Q	V	V	Z	Z	G
Barclays Capital Wheat Nearby ER	Wheat	H	H	K	K	N	N	U	U	Z	Z	Z	H
Barclays Capital Zinc Reduced Roll Nearby ER	Zinc (Special High Grade)	H	H	K	K	N	N	U	U	X	X	F	F

Table TA-3(b): Contract Delivery Month Letters

Table TA-3(b) below lists the delivery months associated with each letter in Table TA-3(a) above. For example, in Table TA-3(a), the eligible delivery months for the Standard Roll Futures Contract for WTI Crude will be any of the following: the futures contract that expires in March, May, July, September, November or January based on the delivery months associated with the letters H, K, N, U, X or F in Table TA-3(a).

Delivery Month	Letter	Delivery Month	Letter	Delivery Month	Letter
January	F	May	K	September	U
February	G	June	M	October	V
March	H	July	N	November	X
April	J	August	Q	December	Z

For example, on the first Index Business Day of February, the Barclays Capital WTI Crude Reduced Roll Nearby ER (the “WTI Crude Index”) is composed of the Light, Sweet Crude Oil futures contract with a delivery month of March. During the February Standard Roll Period, the WTI Crude Index maintains its exposure to the Light, Sweet Crude Oil futures contract by closing out its position in the Light, Sweet Crude Oil futures contract with a delivery month of March and establishing a new position in the Light, Sweet Crude Oil futures contract with delivery month of May.

Each Single Commodity Index is an excess return index reflecting the price return and roll return of the relevant futures contract but not the Treasury Bill return.

Each Single Commodity Index is maintained and calculated by the index sponsor, and is denominated in U.S. dollars. The index sponsor calculates the level of each Single Commodity Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day. The level of each Single Commodity Index is reported on Bloomberg under the tickers set forth on Table TA-2 on page PPS-42.

Calculation of Each Single Commodity Index

The level of each Single Commodity Index is deemed to have been 100.0000 on December 31, 1998, which we refer to as the “Single Commodity Index Commencement Date”. On any given Index Business Day, the level of each Single Commodity Index is equal to:

PPS-44

where:

“ERt” means the Single Commodity Index level on Index Business Day t;

“ERt-1” means the Single Commodity Index level on the Index Business Day that immediately precedes Index Business Day t; and

“PRt” means the daily price return of the Standard Current Futures Contract on Index Business Day t calculated using the formulae below.

The Single Commodity Index level is rounded to seven significant figures (with halves rounded up).

The daily price return (“PRt”) on any given Index Business Day outside of the Standard Roll Period is calculated as follows:

where:

“PRt ” means the daily price return of the Standard Current Futures Contract on Index Business Day t;

“Pk,t” means the closing price for the Standard Current Futures Contract on Index Business Day t; and

“Pk,t-1” means the closing price for the Standard Current Futures Contract on the Index Business Day that immediately precedes Index Business Day t.

The daily price return (“PRt”) on any given Index Business Day during the Standard Roll Period is calculated as follows:

where:

“PRt ” means the daily price return of the Standard Current Futures Contract and Standard Roll Futures Contract on Index Business Day t;

“CWk,t-1” means, subject to the occurrence of a Standard Roll Adjustment Event, the contract weight for the Standard Current Futures Contract on the Index Business Day that immediately precedes Index Business Day t; the contract weight for the Standard Current Futures Contract is equal to 1.0 at the start of each month and is reduced by one fifth on each Standard Roll Day, starting on the first Standard Roll Day, such that on the last Standard Roll Day during the Standard Roll Period, it is equal to 0.0;

“Pk,t” means the closing price for the Standard Current Futures Contract on Index Business Day t;

“Pk,t-1” means the closing price for the Standard Current Futures Contract on the Index Business Day that immediately precedes Index Business Day t;

PPS-45

“P’k,t” means the closing price for the Standard Roll Futures Contract on Index Business Day t; and

“P’k,t-1” means the closing price for the Standard Roll Futures Contract on the Index Business Day that immediately precedes Index Business Day t.

Roll Adjustments

If, on any Index Business Day during a Standard Roll Period, a “Standard Roll Adjustment Event” occurs, then the contract weight for the Standard Current Futures Contract will not decrease by one fifth, and the portion of the roll that would otherwise have taken place on such Index Business Day (the “Standard Deferred Portion”) will roll on the next Index Business Day on which no Standard Roll Adjustment Event is occurring. If Standard Roll Adjustment Events occur on successive Index Business Days during the Standard Roll Period, then all Standard Deferred Portions will roll on the next Index Business Day on which no Standard Roll Adjustment Event is occurring. If such next Index Business Day is also a Standard Roll Day, then both the Standard Deferred Portion(s) and the portion scheduled to roll on such Standard Roll Day will roll on such next Index Business Day. If the roll of the Standard Current Futures Contract into the Standard Roll Futures Contract is not completed during the Standard Roll Period as a result of the occurrence of one or more Standard Roll Adjustment Events on one or more Standard Roll Days, then the Standard Deferred Portion(s) will roll on the first Index Business Day after the Standard Roll Period on which no Standard Roll Adjustment Event is occurring.

Any of the following will constitute a “Standard Roll Adjustment Event”:

•	the relevant commodities exchange or other price source is not open for trading;

•	a failure by the relevant commodities exchange or other price source to announce or publish the closing price(s) for the relevant futures contract(s);

•	a material limitation, suspension, or disruption of trading in the relevant futures contract;

•

the closing price(s) for the relevant futures contract(s) is a “limit price”, which means that the closing price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the relevant commodity exchange rules; or

•

any other event that the index sponsor determines may materially interfere with the ability of participants on the applicable exchange to acquire, establish, re-establish, substitute, maintain, unwind or dispose of positions in the relevant futures contracts or the proper functioning of the relevant commodities exchange.

PPS-46

The Modified Single Commodity Indices

Each Barclays Capital Single Commodity (Modified Roll) Excess Return Index (each a “Modified Single Commodity Index” and together, the “Modified Single Commodity Indices”) included in the Index reflects the returns available by maintaining a rolling position in the related futures contract in Table TA-4(a) below.

Each Modified Single Commodity Index is composed of a single commodity futures contract that, prior to the Modified Roll Period (as described below), is the futures contract set forth in Table TA-4(a) below for that month (the “Modified Current Futures Contract”). Each Modified Single Commodity Index maintains its exposure to the related commodity futures contract by closing out its position in the Modified Current Futures Contract and establishing a new position in the futures contract set forth in Table TA-4(a) below for the next succeeding month during the Modified Roll Period (the “Modified Roll Futures Contract”). Subject to the occurrence of a Modified Roll Adjustment Event, each Modified Single Commodity Index rolls from the Modified Current Futures Contract to the Modified Roll Futures Contract beginning on the tenth Index Business Day and ending on the seventh Index Business Day prior to the first Standard Roll Day of the Standard Roll Period of the Single Commodity Indices for the succeeding month (the “Modified Roll Period” and each such day, a “Modified Roll Day”).

Table TA-4(a): Modified Roll Schedule for the Modified Single Commodity Indices

Modified Single Commodity Index	Futures Contract	Futures contract delivery months as at the first index business day of each month
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Barclays Capital WTI Crude Reduced Roll Nearby Pre-Pre Roll ER	Light, Sweet Crude Oil	H	K	K	N	N	U	U	X	X	F	F	H
Barclays Capital Brent Crude Reduced Roll Nearby Pre-Pre Roll ER	Brent Crude	K	K	N	N	U	U	X	X	F	F	H	H
Barclays Capital Natural Gas Reduced Roll Nearby Pre-Pre Roll ER	Henry Hub Natural Gas	H	K	K	N	N	U	U	X	X	F	F	H
Barclays Capital Sugar Nearby Pre-Pre Roll ER	Sugar No. 11	H	K	K	N	N	V	V	V	H	H	H	H
Barclays Capital Lean Hogs Nearby Pre-Pre Roll ER	Lean Hogs	J	J	M	M	N	Q	V	V	Z	Z	G	G
Barclays Capital Wheat Nearby Pre-Pre Roll ER	Wheat	H	K	K	N	N	U	U	Z	Z	Z	H	H
Barclays Capital Zinc Reduced Roll Nearby Pre-Pre Roll ER	Zinc (Special High Grade)	H	K	K	N	N	U	U	X	X	F	F	H

Table TA-3(b) above lists the delivery months associated with each letter in Table TA-4(a) above.

Each Modified Single Commodity Index is an excess return index reflecting the price return and roll return of the relevant futures contract but not the Treasury Bill return.

PPS-47

Each Modified Single Commodity Index is maintained and calculated by the index sponsor, and is denominated in U.S. dollars. The index sponsor calculates the level of each Modified Single Commodity Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day. The level of each Modified Single Commodity Index is reported on Bloomberg under the tickers set forth on Table TA-2 on page PPS-42.

Calculation of Each Modified Single Commodity Index

The level of each Modified Single Commodity Index is deemed to have been 100.0000 on December 31, 1998, which we refer to as the “Modified Single Commodity Index Commencement Date”. Each Modified Single Commodity Index is calculated in exactly the same manner as the Single Commodity Indices, with the exception that each Modified Single Commodity Index rolls into futures contracts approximately two weeks earlier compared to the Single Commodity Indices, during the Modified Roll Period.

Modified Roll Adjustments

If, on any Index Business Day during a Modified Roll Period, a “Modified Roll Adjustment Event” occurs, then the contract weight for the Modified Current Futures Contract will not decrease by one quarter, and the portion of the roll that would otherwise have taken place on such Index Business Day (the “Modified Deferred Portion”) will roll on the next Index Business Day on which no Modified Roll Adjustment Event is occurring. If Modified Roll Adjustment Events occur on successive Index Business Days during the Modified Roll Period, then all Modified Deferred Portions will roll on the next Index Business Day on which no Modified Roll Adjustment Event is occurring. If such next Index Business Day is also a Modified Roll Day, then both the Modified Deferred Portion(s) and the portion scheduled to roll on such Modified Roll Day will roll on such next Index Business Day. If the roll of the Modified Current Futures Contract into the Modified Roll Futures Contract is not completed during the Modified Roll Period as a result of the occurrence of one or more Modified Roll Adjustment Events on one or more Modified Roll Days, then the Modified Deferred Portion(s) will roll on the first Index Business Day after the Modified Roll Period on which no Modified Roll Adjustment Event is occurring. Any event that constitutes a Standard Roll Adjustment Event will also constitute a “Modified Roll Adjustment Event”.

Rebalancing of the Index

The Index seeks to capture the potential relative outperformance of notional long positions in seven Modified Single Commodity Indices and equivalent notional short positions in the seven corresponding Single Commodity Indices, in each case according to the target weights specified in Table TA-1 above. As such, the relative weights of each Modified Single Commodity Index and corresponding Single Commodity Index may differ on any Index Business Day as a result of differences in the performance of the underlying futures contracts. In order to try to minimize potential percentage weighting differences, the Index rebalances the actual weights of the Index Components on the last Index Business Day of each calendar month (the “Rebalancing Date”) to target the relative weights listed above. We refer to the Index Business Day immediately preceding the relevant Rebalancing Date as the “Observation Date”.

If, on any Rebalancing Date, an Index Disruption Event occurs or is continuing with respect to an Index Component, then the rebalancing with respect to all the Index Components shall be postponed to the next Index Business Day on which there is no Index Disruption Event for the Index Components. For the avoidance of doubt, all Index Components in respect of which no Index Disruption Event is occurring or continuing on any Rebalancing Date, shall be rebalanced on that date.

Historical and Hypothetical Historical Index Levels

The Index is maintained and calculated by Barclays Capital, a division of Barclays Bank PLC. The following table and graph illustrate how the Index has performed since the index commencement date.

The Index was launched on October 4, 2010. All data relating to the period prior to the launch of the Index is an historical estimate by the index sponsor using available data about the closing prices of futures contracts underlying the Index Components during the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance of the Index.

PPS-48

The historical and hypothetical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the level of the Index will increase or not decrease sufficiently to cause holders of the Notes to receive a payment at maturity equal to or in excess of the principal amount of such Notes. The level of the Index on December 5, 2011 for historical purposes only was 647.30. The level of the Index on the Initial Valuation Date is [                    ].

Source: Barclays Capital, Bloomberg

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Modifications to the Timing Arbitrage Index or the Index Components

The index sponsor does not presently intend to modify the Index or any of the Single Commodity Indices or Modified Single Commodity Indices (each, a “Sponsored Index” and, collectively, the “Sponsored Indices”). However, under certain circumstances described in this section, the index sponsor may, in its sole discretion and in a commercially reasonable manner, make modifications to the Sponsored Indices. The index sponsor will promptly publish any such modifications on http://www.barcap.com/indices/.

Index Disruption Events

If, on any Index Business Day, an “Index Disruption Event” (as defined below) occurs that, in the sole discretion of the index sponsor, affects any Sponsored Index, the index sponsor may:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the index sponsor considers necessary in order to maintain the objectives of such Sponsored Index, or (b) the level of such Sponsored Index as the index sponsor considers appropriate;

•

defer publication of the level of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Index Disruption Event is occurring;

PPS-49

•

replace the commodity futures contract included in such Sponsored Index with any successor commodity futures contract(s) that the index sponsor considers appropriate for the purposes of continuing such Sponsored Index;

•	defer or suspend publication of the Sponsored Index in its sole discretion at any time; and/or

•	discontinue supporting such Sponsored Index or terminate the calculation of the level of such Sponsored Index and the publication of such level.

Any of the following will be an “Index Disruption Event”:

•

a material limitation, suspension or disruption in the trading of the commodity futures contracts underlying the Sponsored Index (including, but not limited to, (a) the relevant commodity exchange or other price source is not open for trading, (b) a failure by the relevant commodity exchange or other price source to announce or publish the closing price for such commodity futures contracts, (c) the closing price for such commodity futures contracts is a “limit price”, which means that the closing price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the relevant commodity exchange rules), or (d) any other event that the index sponsor determines may materially interfere with the ability of participants on the relevant commodity exchange to acquire, establish, re-establish, substitute, maintain, unwind or dispose of positions in such commodity futures contracts or the proper functioning of the relevant commodity exchange;

•

the index sponsor determines, in its sole discretion, that any of the Index Components or underlying futures contracts has ceased (or will cease) to be liquid, traded and/or publicly quoted for any reason in a manner acceptable to the index sponsor;

•

the index sponsor determines, in its sole discretion, that (a) a change in the quality, construction, composition, or calculation methodology of the closing price of such futures contracts has occurred, and/or (b) any event or measure that results in such futures contracts being changed or altered has occurred;

•

the index sponsor deems it necessary, at any time and in its sole discretion, to replace such futures contract(s) with an appropriate successor or appropriate successors in order to maintain the objectives of the relevant Sponsored Index;

•

the index sponsor determines, at any time, that it is necessary to adjust the level of a Sponsored Index as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates in relation to a Sponsored Index);

•	it is necessary to adjust the value of the change the related futures contracts or Index Components or the methodology used to compose or calculate the related Sponsored Index;

•	an Index Force Majeure Event, as defined below, that lasts for at least 10 consecutive calendar days; and/or

•

any other event that would make the calculation of a Sponsored Index impossible or infeasible, technically or otherwise, or that makes such Sponsored Index non-representative of market prices or undermines the objectives of such Sponsored Index or the reputation of such Sponsored Index as a fair and tradable benchmark.

The following event will not be an Index Disruption Event:

•

a limitation on the hours or numbers of days of trading on the relevant exchanges, trading facilities or markets, but only if the limitation results from an announced change in the regular business hours of the relevant exchanges, trading facilities or markets.

PPS-50

Index Force Majeure Events

If, on any Index Business Day, an “Index Force Majeure Event” occurs that, in the sole discretion of the index sponsor, affects a Sponsored Index, the index sponsor may, in order to take into account such Index Force Majeure Event:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the index sponsor considers necessary in order to maintain the objectives of such Sponsored Index, or (b) the value or level of such Sponsored Index as the index sponsor considers appropriate; and/or

•

defer publication of the value or level of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Index Force Majeure Event is occurring.

An “Index Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects any Sponsored Index and/or underlying futures contracts.

Change in Methodology

While the index sponsor currently employs the methodology described in this preliminary pricing supplement to calculate the Sponsored Indices, from time to time it may be necessary to modify the methodology (including the information or inputs on which the Sponsored Indices are based). The index sponsor reserves the right, in its sole discretion, to make such modifications to the methodology in a commercially reasonable manner. Where the index sponsor elects to make a modification or change in the methodology, the index sponsor will make reasonable efforts to ensure that such modifications will result in a methodology that is consistent with the methodology described above.

Termination

The index sponsor may, in its sole discretion, at any time and without notice, terminate the calculation and publication of the value or level of any Sponsored Index.

Cancellation

If on any Index Business Day the value of the Index becomes less than 10 (ten), the index sponsor may, in its sole discretion, (a) set the target weights for the Index Components in respect of the next and all following Rebalancing Dates to zero and (b) cease publication of the value of the Index from the Index Business Day following the next Rebalancing Date (subject to the occurrence of certain Disruption Events).

Errors

The index sponsor reserves the right to make adjustments to correct errors contained in previously published information relating to the Sponsored Indices, including but not limited to their values or levels, and to publish the corrected information, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication. Notwithstanding the above, the index sponsor will not adjust or correct any previously published values or levels other than in cases of manifest error.

Adjustments

The index sponsor may, at any time and without notice, change the name of the Sponsored Indices, the place and time of the publication of their values or levels and the frequency of publication of their values or levels.

PPS-51

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Index. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Index or publication of the index level (or failure to publish such value) and any use to which any person may put the Index or the index level. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the index level, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

Issuer Redemption

We have the right to redeem or “call” your Notes (in whole but not in part) at our sole discretion without your consent at any time on any business day through and including the Maturity Date. If we elect to redeem your Notes, we will deliver written notice of such election to redeem to DTC and the Trustee.

In this scenario, the Final Valuation Date will be deemed to be the third Scheduled Trading Day prior to the Redemption Date, such deemed Final Valuation Date being subject to postponement in the event of a note market disruption event as described in “Note Market Disruption Events” in this preliminary pricing supplement, and the Notes will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice, at an amount equal to the Issuer Redemption Amount. If the deemed Final Valuation Date referred to above is postponed and occurs less than two business days prior to the day that would otherwise be the Redemption Date, then the Redemption Date will be the second business day following the deemed Final Valuation Date as so postponed.

Holder Redemption

Provided that an Early Redemption Intraday Trigger Event or Issuer Redemption has not occurred, you may elect to redeem your Notes prior to maturity at an amount equal to the amount specified on the cover page of this preliminary pricing supplement for Holder Redemption (the “Holder Redemption Amount”), provided that you redeem at least 250 Notes at one time. To redeem your Notes, you must instruct your broker or other person with whom you hold your Notes to take the following steps:

•

deliver a notice of redemption, which is attached as Annex A, that specifies your designated Final Valuation Date (such designated date being the “Holder Redemption Notice Date”. The notice must be delivered to us via email by no later than 4:00 p.m., New York City time, on the business day immediately preceding the Holder Redemption Notice Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption, which is attached as Annex B;

•

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective. We will notify you of the Holder Redemption Amount no later than the third business day following the Holder Redemption Notice Date;

PPS-52

•	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Notes at a price equal to the Holder Redemption Amount, facing Barclays Capital DTC 7256; and

•

cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Date (the third business day following the Holder Redemption Notice Date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the Notes in respect of such deadlines. If we do not receive your notice of redemption by 4:00 p.m., or your confirmation of redemption by 5:00 p.m., on the business day prior to the Holder Redemption Notice Date, your notice will not be effective and we will not redeem your Notes on the applicable Redemption Date. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

If you elect to redeem your Notes on a Redemption Date that is later in time than the Redemption Date resulting from a subsequent Issuer Redemption or the Intraday Trigger Redemption Date resulting from an Early Redemption Intraday Trigger Event, as applicable, your election to redeem your Notes will be deemed to be ineffective and your Notes will instead be redeemed pursuant to the applicable mechanics of such redemption as specified below on the relevant redemption date.

Early Redemption Intraday Trigger Event

We have the right to redeem or “call” your Notes (in whole but not in part) without your consent upon the occurrence of an Early Redemption Intraday Trigger Event. An “Early Redemption Intraday Trigger Event” will occur when the Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the Custodian Fee) is less than 50% of the Initial Basket Level at any time during the term of the Notes (including, without limitation, the Final Valuation Date). The “Intraday Indicative Value” of an Index will be determined by the calculation agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, on the basis of the latest available quotations for the intraday prices of the relevant commodities and futures contracts underlying the Index Components of the Index in accordance with the methodology described below under “—Methodology to Determine Intraday Prices”. If an Early Redemption Intraday Trigger Event occurs and we elect to redeem your Notes, within three business days of the determination of the Intraday Trigger Redemption Amount, we will deliver a written notice (the “Intraday Trigger Redemption Notice”) to the Depositary Trust Company (“DTC”) specifying the Intraday Trigger Event Day and the relevant intraday prices that were used by the calculation agent to determine the occurrence of an Early Redemption Intraday Trigger Event and to calculate the Intraday Trigger Redemption Amount. The date of such notice shall be the “Intraday Trigger Event Notice Date”). The Intraday Trigger Redemption Amount will be the amount which will be payable to you on the Intraday Trigger Redemption Date (as described on the cover page of this preliminary pricing supplement). The Intraday Trigger Redemption Date will be the third business day following the Intraday Trigger Event Notice Date.

Methodology to Determine Intraday Prices

In order to determine whether an Early Redemption Intraday Trigger Event has occurred and to calculate the Intraday Trigger Redemption Amount, the calculation agent will determine the latest available quotations for the intraday prices of the relevant underlying commodities of the Index Components for either Index, at the relevant times, in accordance with the following methodology:

1. first, if the relevant futures contract for the relevant underlying commodity is actively traded, as determined by the calculation agent in its reasonable discretion, and intraday prices for that contract are publicly available, the calculation agent will use the current intraday price, as published for that contract by the relevant futures exchange;

2. second, if the relevant futures contract is not being actively traded, as determined by the calculation agent in its reasonable discretion, or if intraday prices for that contract are unavailable for any reason, the calculation agent will determine the value of the relevant underlying commodities in good faith by reference to (a) tradable prices for over-the-counter derivatives relating to the same underlying commodities and having economic terms that replicate as closely as possible the underlying futures contracts, all as quoted by recognized brokers and dealers in the relevant market or (b) other tradable futures contracts on the same commodities traded on different exchanges or in different markets; and

PPS-53

3. third, if the calculation agent is unable to determine the value of the relevant underlying commodities by reference to prices in the over-the-counter derivatives market or other futures markets, then the calculation agent will determine, in its sole discretion, acting in good faith and a commercially reasonable manner, an appropriate value for the relevant underlying commodities. In doing so, the calculation agent may imply a value for such underlying commodities by reference to one or more sources of information that, in the calculation agent’s sole discretion, can serve as a reasonable “proxy” for determining the value of the relevant commodities, including, without limitation, the price of another commodity futures contract on a related commodity that correlates with the relevant commodity futures contract.

The calculation will use the methodology set forth on the cover page under “Intraday Indicative Value of the Basket” and “Early Redemption Intraday Basket Level” to determine the Intraday Indicative Value of the Basket (including the deduction of Index Fees and the Custodian Fee). Note that the Final Intraday Level of the ComBATS Index and the Final Intraday Level of the Timing Arbitrage Index determined by the Calculation Agent for the purpose of determining whether an Early Redemption Intraday Trigger Event has occurred may differ from the Final Intraday Level of the ComBATS Index and the Final Intraday Level of the Timing Arbitrage Index determined by the Calculation Agent for the purpose of determining the Intraday Trigger Event Amount.

Note Market Disruption Events

The Final Valuation Date may be postponed and thus the determination of the level of the Basket or either Index may be postponed if the calculation agent determines that, on the Final Valuation Date, a market disruption event has occurred or is continuing in respect of an Index or any Index Component. If such a postponement occurs, the closing levels of the Index Components of the Index unaffected by the market disruption event shall be determined on the scheduled Final Valuation Date (or deemed Final Valuation Date in the case of Holder Redemption or Issuer Redemption) and the level of the affected Index Components of the Index shall be determined using the closing level of the affected Index Components of the Index on the first Scheduled Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Valuation Date be postponed by more than five Scheduled Trading Days.

If the Final Valuation Date is postponed until the fifth Scheduled Trading Day following the scheduled Final Valuation Date (or deemed Final Valuation Date in the case of Holder Redemption or Issuer Redemption), but a note market disruption event occurs or is continuing on such day, that day will nevertheless be the Final Valuation Date and the calculation agent will make a good faith estimate in its sole discretion of the closing level of the Index for such day.

Any of the following will be a “market disruption event”:

•

a material limitation, suspension or disruption in the trading of any contract comprising any Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price;

•

the daily contract reference price for any contract comprising any Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•

failure by the Index Sponsor to publish the closing level of any Index Component or of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more contracts comprising any Index Component; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect.

PPS-54

The following events will not be market disruption events:

•

a limitation on the hours or numbers of days of trading on a trading facility on which any contract comprising any Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any contract comprising any Index Component.

For more information regarding the situation in which the calculation agent observes that the Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the Custodian Fee) is less than 50% of the Initial Basket Level when a Market Disruption Event has occurred and is continuing at the Final Valuation Date (or deemed Final Valuation Date in the case of Holder Redemption or Issuer Redemption), see “Consequences of an Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the Custodian Fee) of Less Than 50% of the Initial Basket Level During the Occurrence of a Note Market Disruption Event” below.

Intraday Trigger Redemption Notice

If we elect to redeem your Notes following the occurrence of an Early Redemption Intraday Trigger Event, we will deliver written notice (the “Intraday Trigger Redemption Notice”) within three business days of the determination of the Intraday Trigger Redemption Amount, as promptly as possible of such election to redeem to the Depository Trust Company (“DTC”) and to the Bank of New York, the trustee under the Senior Debt Indenture dated September 16, 2004 (the “Trustee”). In the case of redemption following an Early Redemption Intraday Trigger Event, the Intraday Trigger Redemption Notice will specify the Intraday Trigger Redemption Amount as the case may be, and the relevant Intraday Trigger Redemption Date, which will be the third business day following the Intraday Trigger Event Notice Date. In the case of redemption following an Early Redemption Intraday Trigger Event, such notice will also specify the relevant intraday prices for the relevant underlying commodities, in each case that were used by the calculation agent to calculate the Final Intraday Level for each Index for the Intraday Indicative Value of the Basket for purposes of determining the occurrence of an Early Redemption Intraday Trigger Event and in calculating the Final Intraday Level for each Index for the Intraday Trigger Redemption Amount. The information specified in the notice of redemption for an Early Redemption Intraday Trigger Event, including the intraday prices used, will be provided to you solely for the purpose of demonstrating the basis for determining the occurrence of an Early Redemption Intraday Trigger Event and the basis of the calculation of the Intraday Trigger Redemption Amount.

Consequences of an Intraday Indicative Value of the Basket (including the deduction of the Index Fees and the Custodian Fee) of Less Than 50% of the Initial Basket Level During the Occurrence of a Note Market Disruption Event

If (a) a market disruption event has occurred and is continuing that results in postponing the Final Valuation Date and the Maturity Date and (b) during such postponement, the calculation agent observes that the Intraday Indicative Value of the Basket (including the deduction of Index Fees and the Custodian Fee) is less than 50% of the Initial Basket Level on the same basis for determining the occurrence of an Early Redemption Intraday Trigger Event (as described above), the calculation agent may, acting in good faith and in a commercially reasonable manner, determine that an Early Redemption Trigger Event has occurred. In order to calculate such intraday prices, the calculation agent shall apply the same methodology described above under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices.”

Supplemental Plan of Distribution

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to

Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS-55

ANNEX A

NOTICE OF REDEMPTION

To: InvestorSolutionsP1@barclayscapital.com, hybridstradesupport@barclayscapital.com

Subject: Notice of Redemption, CUSIP No. 06738KB83

[BODY OF EMAIL]

Name of holder: [                    ]

Number of Notes to be redeemed: [                    ]

Holder Redemption Notice Date: [            ], 20[    ] (the deemed “Final Valuation Date”)

Contact Name: [                    ]

Telephone #: [                    ]

Acknowledgement: I acknowledge that the Notes specified above will not be redeemed unless all of the requirements specified in the preliminary pricing supplement relating to the Notes are satisfied.

A-1

ANNEX B

CONFIRMATION OF REDEMPTION

Dated:

Barclays Bank PLC

Barclays Bank PLC, as Calculation Agent

Fax:    212-412-1232

Dear Sirs:

The undersigned holder of Barclays Bank PLC’s $[—] Global Medium-Term Notes, Series A, due January 10, 2013, CUSIP No. 06738KB83 redeemable for a cash amount based on the Barclays Capital Commodity Based Alpha Trading Strategy VOLT 5% Total Return Index and the Barclays Capital Commodity Strategy 1599 Total Return Index (the “Notes”) hereby irrevocably elects to exercise, on the Redemption Date of                     , with respect to the number of Notes indicated below, as of the date hereof, the redemption right as described in the preliminary pricing supplement relating to the Notes (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the Securities (specified below) to book a delivery vs. payment trade on the Holder Redemption Notice Date with respect to the number of Notes specified below at a price equal to the Holder Redemption Amount, facing Barclays Capital DTC 7256 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the Redemption Date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax: E-mail:

Number of Notes surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

(You must redeem at least 250 Securities at one time in order to exercise your right to redeem your Securities on the Redemption Date.)

B-1